EXHIBIT 10.1

Execution Version

CREDIT AND SECURITY AGREEMENT

among

Danimer Scientific, Inc.,
Meredian Holdings Group, Inc.,
Danimer Scientific Holdings, LLC,
Meredian, Inc.,
Danimer Scientific, L.L.C.,
Danimer Bioplastics, Inc.,
Danimer Scientific Kentucky, Inc.,
(as Borrowers)

the other Borrowers and Loan Parties from time to time party hereto,

the Lenders from time to time party hereto,

AND

ABL OPCO LLC
(as Administrative Agent)

Dated as of April 19, 2024

Page

ARTICLE I. DEFINITIONS 1

SECTION 1.1. Accounting Terms 1

SECTION 1.2. General Terms 1

SECTION 1.3. UCC Terms 29

SECTION 1.4. General Construction 30

SECTION 1.5. Time 30

SECTION 1.6. Rates 30

ARTICLE II. ADVANCES, PAYMENTS 31

SECTION 2.1. Revolving Loans 31

SECTION 2.2. Borrowing Procedure 31

SECTION 2.3. Loan Disbursement 31

SECTION 2.4. Maximum Advances 32

SECTION 2.5. Loan Repayment. 33

SECTION 2.6. Statements 34

SECTION 2.7. Uncommitted Increase in Revolving Commitment 35

SECTION 2.8. Additional Payments 35

SECTION 2.9. Use of Proceeds 35

SECTION 2.10. Undrawn Availability 36

SECTION 2.11. Mitigation of Obligations. 36

SECTION 2.12. Taxes. 36

SECTION 2.13. Defaulting Lenders. 40

ARTICLE III. INTEREST AND FEES 41

SECTION 3.1. Interest. 41

SECTION 3.2. [Reserved] 41

SECTION 3.3. Unused Facility Fee 41

SECTION 3.4. Collateral Monitoring Fees 42

SECTION 3.5. Closing Fee 42

SECTION 3.6. Computing Interest and Fees; Conforming Changes. 42

SECTION 3.7. Maximum Interest; Controlling Limitation. 42

SECTION 3.8. Increased Costs. 43

SECTION 3.9. Temporary Unavailability of Term SOFR 44

SECTION 3.10. Effect of Benchmark Transition Event 44

SECTION 3.11. Illegality of SOFR Loans 45

SECTION 3.12. Compensation for Losses 45

ARTICLE IV. COLLATERAL: GENERAL TERMS 45

SECTION 4.1. Security Interest 45

SECTION 4.2. Perfection 45

SECTION 4.3. Collateral 46

SECTION 4.4. Preserving Collateral 46

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(continued)

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SECTION 4.5. Ownership 46

SECTION 4.6. Defending the Administrative Agent’s Interests 46

SECTION 4.7. Books and Records 47

SECTION 4.8. [Reserved] 47

SECTION 4.9. Laws; Insurance Requirements 47

SECTION 4.10. Inspections and Appraisals 47

SECTION 4.11. Insurance 48

SECTION 4.12. Paying Insurance 48

SECTION 4.13. Paying Taxes 48

SECTION 4.14. Paying Leasehold Obligations 49

SECTION 4.15. Accounts; Cash Management. 49

SECTION 4.16. Collateral Maintenance 51

SECTION 4.17. No Liability 51

SECTION 4.18. Environmental Matters. 51

SECTION 4.19. Financing Statements 52

SECTION 4.20. Agreement to Subordinate 52

SECTION 4.21. New Loan Parties 53

ARTICLE V. REPRESENTATIONS AND WARRANTIES 53

SECTION 5.1. Authority 53

SECTION 5.2. Formation; Qualification; and Subsidiaries 53

SECTION 5.3. Officers; Directors. 53

SECTION 5.4. No Governmental Approval; No Conflict 53

SECTION 5.5. Tax Returns 54

SECTION 5.6. Financial Information. 54

SECTION 5.7. Name 54

SECTION 5.8. O.S.H.A. and Environmental Compliance 54

SECTION 5.9. Solvency; No Litigation, No Violation, ERISA. 55

SECTION 5.10. Intellectual Property 55

SECTION 5.11. Licenses and Permits 55

SECTION 5.12. Indebtedness Default 55

SECTION 5.13. No Burdensome Restrictions; No Default 55

SECTION 5.14. No Labor Disputes 56

SECTION 5.15. Margin Regulations 56

SECTION 5.16. Investment Company Act 56

SECTION 5.17. Disclosure; No Material Adverse Effect 56

SECTION 5.18. Hedging Contracts 56

SECTION 5.19. Material Business Agreements 56

SECTION 5.20. Certain Laws and Regulations 56

SECTION 5.21. Anti-Corruption Laws and Sanctions 56

SECTION 5.22. Business Purpose 56

SECTION 5.23. Delivery of Term Loan Documents 56

ARTICLE VI. AFFIRMATIVE COVENANTS 57

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(continued)

Page

SECTION 6.1. Conducting Business; Maintaining Existence; and Assets. 57

SECTION 6.2. Violations 57

SECTION 6.3. [Reserved] 57

SECTION 6.4. Supplemental Instruments 57

SECTION 6.5. Indebtedness 57

SECTION 6.6. Financial Statements 57

SECTION 6.7. Taxes 58

SECTION 6.8. Deposit Accounts 58

SECTION 6.9. [Reserved] 58

SECTION 6.10. [Reserved] 58

SECTION 6.11. Post-Closing Matters 58

ARTICLE VII. NEGATIVE COVENANTS 58

SECTION 7.1. Mergers; Consolidations; and Asset Sales. 58

SECTION 7.2. Liens 58

SECTION 7.3. Guarantees 58

SECTION 7.4. Investments 58

SECTION 7.5. Loans 59

SECTION 7.6. [Reserved] 59

SECTION 7.7. Distributions, Compensation, and Management Fees. 59

SECTION 7.8. Indebtedness 61

SECTION 7.9. Business 62

SECTION 7.10. Affiliate Transactions 62

SECTION 7.11. [Reserved] 62

SECTION 7.12. Subsidiaries; Partnerships; and Disqualified Stock. 63

SECTION 7.13. Fiscal Year and Accounting Changes 63

SECTION 7.14. Pledging Credit 63

SECTION 7.15. Amending Charter Documents 63

SECTION 7.16. ERISA 63

SECTION 7.17. Prepaying Indebtedness 63

SECTION 7.18. [Reserved] 63

SECTION 7.19. Anti-Corruption Laws; Sanctions 63

SECTION 7.20. Modification of Term Loan Documents 64

SECTION 7.21. [Reserved] 64

ARTICLE VIII. CONDITIONS PRECEDENT 64

SECTION 8.1. Conditions to Initial Loans 64

SECTION 8.2. Conditions to Each Loan and Advance 66

ARTICLE IX. INFORMATION AS TO THE LOAN PARTIES 67

SECTION 9.1. Disclosure 67

SECTION 9.2. Schedules. 67

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(continued)

Page

SECTION 9.3. Notice of Suits and Adverse Events 68

SECTION 9.4. Material Events 69

SECTION 9.5. Annual Financial Statements 69

SECTION 9.6. Monthly Financial Statements 69

SECTION 9.7. Additional Information 69

SECTION 9.8. Projected Operating Budget and Availability Forecast 70

SECTION 9.9. Electronic Reporting 70

SECTION 9.10. Lender Information Requests. 70

ARTICLE X. EVENTS OF DEFAULT 71

SECTION 10.1. Payment 71

SECTION 10.2. Misrepresentation 71

SECTION 10.3. [Reserved] 71

SECTION 10.4. Liens 71

SECTION 10.5. Covenant Breaches 71

SECTION 10.6. Judgments 71

SECTION 10.7. Insolvency 71

SECTION 10.8. Material Adverse Effect 71

SECTION 10.9. The Administrative Agent’s Lien Priority 72

SECTION 10.10. Breaches under Material Business Agreements 72

SECTION 10.11. Cross Default 72

SECTION 10.12. Change of Control 72

SECTION 10.13. Invalidity 72

SECTION 10.14. Destruction of Collateral 72

SECTION 10.15. Guarantor Repudiation 72

SECTION 10.16. Indictment; Forfeiture 72

SECTION 10.17. Hedging Contracts 72

SECTION 10.18. Intercreditor Agreements 72

ARTICLE XI. LENDER’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT 73

SECTION 11.1. Rights and Remedies 73

SECTION 11.2. No Waiver 74

ARTICLE XII. WAIVERS AND JUDICIAL PROCEEDINGS 74

SECTION 12.1. Notice Waiver 74

SECTION 12.2. Delay 75

SECTION 12.3. Jury Waiver 75

ARTICLE XIII. EFFECTIVE DATE AND TERMINATION 75

SECTION 13.1. Term 75

SECTION 13.2. Termination 76

ARTICLE XIV. LOAN PARTY REPRESENTATIVE 76

SECTION 14.1. Appointment and Relationship 76

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(continued)

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SECTION 14.2. Authority 76

SECTION 14.3. Notices 77

SECTION 14.4. Joint and Several Obligations. 77

SECTION 14.5. Cross Guaranty. 78

SECTION 14.6. Waivers 80

ARTICLE XV. MISCELLANEOUS 80

SECTION 15.1. Governing Law. 80

SECTION 15.2. Location of Closing 81

SECTION 15.3. Entire Understanding; Waivers of Defaults; Amendments 81

SECTION 15.4. Transfers and Assignments. 82

SECTION 15.5. Payment Application 85

SECTION 15.6. Expenses; Indemnity 85

SECTION 15.7. Notice 86

SECTION 15.8. Survival 87

SECTION 15.9. Severability 87

SECTION 15.10. Consequential Damages 87

SECTION 15.11. Counterparts and Electronic Signatures 88

SECTION 15.12. Construction 88

SECTION 15.13. Confidentiality and Sharing Information. 88

SECTION 15.14. USA Patriot Act 88

SECTION 15.15. Creditor-Debtor Relationship 89

SECTION 15.16. Publicity 89

SECTION 15.17. Conflict 89

SECTION 15.18. FINAL AGREEMENT 90

SECTION 15.19. Certain ERISA Matters. 90

SECTION 15.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 91

SECTION 15.21. Erroneous Payments. 92

ARTICLE XVI. THE ADMINISTRATIVE AGENT. 94

SECTION 16.1. Appointment of the Administrative Agent 94

SECTION 16.2. Nature of Duties of the Administrative Agent 94

SECTION 16.3. Lack of Reliance on the Administrative Agent 95

SECTION 16.4. Certain Rights of the Administrative Agent 95

SECTION 16.5. Reliance by the Administrative Agent 95

SECTION 16.6. The Administrative Agent in its Individual Capacity 96

SECTION 16.7. Successor Administrative Agent. 96

SECTION 16.8. Withholding Tax 96

SECTION 16.9. The Administrative Agent May File Proofs of Claim. 96

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(continued)

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SECTION 16.10. Authorization to Execute Other Loan Documents 97

SECTION 16.11. Collateral and Guaranty Matters 97

SECTION 16.12. Right to Realize on Collateral and Enforce Guarantee 98

SECTION 16.13. Liens 98

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SCHEDULES AND EXHIBITS

Schedule I	Commitment Amounts
Schedule 1.2(a)	Owned Real Property
Schedule 1.2(b)	Liens
Schedule 1.2(c)	ABL Deposit Accounts
Schedule 1.2(d)	Excluded Deposit Accounts
Schedule 1.2(e)	Permitted Restructuring Transactions
Schedule 2.10	Adjusted EBITDA
Schedule 4.5	Inventory Locations
Schedule 4.15(c)	Loan Parties’ States of Organization and Chief Executive Offices
Schedule 5.2	Incorporation/Organization/Foreign Qualification/Subsidiaries
Schedule 5.3(a)	Officers, Directors, Shareholders, Capitalization
Schedule 5.3(b) Schedule 5.3(c)	Issued and Outstanding Equity Interests Options, Warrants, Calls, and Commitments
Schedule 5.4	No Governmental Approval; No Conflict
Schedule 5.7	Organization Name
Schedule 5.8(b)	Environmental
Schedule 5.9(b)	Litigation
Schedule 5.10	Patents, Trademarks, Copyrights, and Licenses
Schedule 5.19	Material Business Agreements
Schedule 6.8	Accounts
Schedule 6.11	Post-Closing Matters
Schedule 7.4	Investments
Schedule 7.5	Loans
Schedule 7.8	Indebtedness
Schedule 7.10	Affiliate Transactions

Exhibit A Exhibit B	Form of Compliance Certificate Form of Assignment and Acceptance

List of Exhibits and Schedules

CREDIT AND SECURITY AGREEMENT

This Credit and Security Agreement (this “Agreement”) is entered into as of April 19, 2024 (the “Closing Date”) among Danimer Scientific, Inc., a Delaware corporation (“DSI”), Meredian Holdings Group, Inc., a Delaware corporation (“MHG”), Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Holdings”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company (“Danimer”), Danimer Bioplastics, Inc., a Georgia corporation (“DBP”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“DSK”, and together with DSI, MHG, Holdings, Meredian, Danimer, DBP and each other Person that joins this Agreement from time to time as a Borrower, each a “Borrower” and collectively the “Borrowers”), and the other Loan Parties (used herein as defined below) party hereto from time to time, the financial institutions party hereto from time to time as lenders (the “Lenders”), and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”). For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Loan Parties, the Lenders, and the Administrative Agent agree as follows:

ARTICLE I.

DEFINITIONS
SECTION 1.1.
Accounting Terms. Except as otherwise provided in this Agreement, all accounting and financial terms used in the Loan Documents are interpreted, all accounting determinations must be made, and all financial statements delivered in connection with the Loan Documents must be prepared in accordance with GAAP as in effect from time to time (but if GAAP (or its application) changes after the Closing Date and that change affects any provision in the Loan Documents, the Loan Documents are interpreted based on GAAP as in effect and applied immediately before the change).
SECTION 1.2.
General Terms. The following terms have the following meanings:

“ABL Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“ABL Priority Deposit Accounts” means all Deposit Accounts relating to ABL Priority Collateral (as defined in the Intercreditor Agreement) (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein) listed on Schedule 1.2(c) hereto.

“Accommodation Payment” is defined in Section 14.4(d).

“Adjusted EBITDA” means, for any fiscal period, the sum of (1) net income (or loss) for that period; plus (2) all interest expense for that period; plus (3) all charges against (or minus credits to) income for federal, state, and local income or similar taxes for that period; plus (4) depreciation expense and amortization expenses for that period; plus (5) non-cash compensation expense for stock options, restricted stock or other equity-based compensation; plus (6) Cash Litigation Expenses; plus (7) non-cash extraordinary, unusual or non-recurring expenses, expenditures or losses (including losses on asset sales (other than Inventory sold in the ordinary course of business)) and other non-cash expenses or losses for that period (including with respect to debt forgiveness); minus (8) non-cash extraordinary, unusual or non-recurring income, receipts or gains (including gains on asset sales (other than Inventory sold in the ordinary course of business)) and other non-cash income, receipts or gains for that period (including with respect to debt forgiveness); in all cases calculated on a consolidated basis for DSI.

“Administrative Agent” is defined in the preamble.

“Administrative Agent Holding Account” means (a) initially, the deposit account ending in x54636 and maintained at Wells Fargo Bank, National Association in the name of Administrative Agent, and (b) thereafter, any other deposit account in the name of Administrative Agent of which Administrative Agent may advise the Loan Party Representative from time to time.

“Advances” means the Revolving Loans.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means (1) any Person that, directly or indirectly, controls, is controlled by, or is under common Control with that Person or (2) any Person that is a director or officer (x) of that Person, (y) of any Subsidiary of that Person, or (z) of any Person described in clause (1) above. For purposes of this definition only, Control of a Person means the power, directly or indirectly, (x) to vote more than 10% of the securities having ordinary voting power to elect directors of that Person, or (y) to direct or cause the direction of the management and policies of that Person whether by contract or otherwise.

“Agent Advances” is defined in Section 2.4(b).

“Aggregate Commitment” means the Revolving Commitments.

“Agreement” is defined in the preamble.

“Allocable Amount” is defined in Section 14.4(d).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all laws, rules, regulations or sanctions relating to terrorism or money- laundering, (including Executive Order No. 13224, the USA Patriot Act, the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. Section 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), and the related sanction regulations promulgated by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957).

“Applicable Lending Office” shall mean, for each Lender and for each Loan, the office of such Lender (or Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Loan Party Representative as the office by which its Loans are to be made and maintained.

“Applicable Margin” means 7.00%.

“Applicable Unused Facility Fee Percentage” means 0.50% per annum.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by email, facsimile, or any other equivalent electronic service agreed to by the Administrative Agent, whether owned, operated or hosted by the Administrative Agent, any of its Affiliates, or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Administrative Agent under any Loan Document (including any financial statement, financial and other report, notice, request, certificate and other information material). Approved Electronic Communications does not, however, include any notice, demand, communication, information, document, or other material that the Administrative Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) the Administrative Agent or a Lender, (ii) an Affiliate of the Administrative Agent or a Lender or (iii) an entity or an Affiliate of an entity that administers or manages the Administrative Agent or a Lender.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Administrative Agent if required by Section 15.4(b)) and accepted by the Administrative Agent, in the form attached as Exhibit B or otherwise in form and substance approved by the Administrative Agent.

“Authority” is defined in Section 4.18(b).

“Authorized Officer” means a Person’s president, chief executive officer, chief financial officer, vice president or any other officer approved by the Administrative Agent in its Discretion.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state debtor relief laws.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor plus 1.00% (100 basis points); provided, further, that if the Base Rate determined as provided above shall be less than the Floor, then the Base Rate shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective day of such change in the Prime Rate.

“Base Rate Loan” means a Loan (including without limitation and without duplication, the portion of the Revolving Principal Amount treated as a Base Rate Loan for purposes of the interest provisions in Article III) bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate (which may include Term SOFR of a different tenor) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the tenor of such Benchmark (or such component thereof) used hereunder; or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” means, with respect to any current Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(c)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) used hereunder, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof);
(d)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof); or
(e)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the tenor of such Benchmark (or such component thereof) used herein is not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.10.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of and in lieu of such board for all purposes, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the sole member, managing member or members or any controlling committee thereof (if member managed) or board of managers or sole manager (if manager managed) of such company, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System or the Federal Reserve Bank of New York.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing Base” means, at any time, the sum of (1) up to 90% of each Borrower’s Eligible Accounts; plus (2) determined on a category-by-category and Borrower-by-Borrower basis, the product of 85% multiplied by the Net Orderly Liquidation Value of each Borrower’s Eligible Inventory; minus (3) Reserves. The Administrative Agent may in its Discretion reduce the advance rates, adjust Reserves, or reduce one or more of the elements used to compute the Borrowing Base.

“Borrowing Base Certificate” means a certificate executed by a Loan Party Representative’s Authorized Officer that is appropriately completed and in the form approved by the Administrative Agent from time to time in its Discretion.

“Business Day” means any day other than Saturday, Sunday, or a legal holiday on which commercial banks are authorized or required by law to be closed in New York.

“Capital Expenditures” means any expenditure made or liability incurred for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year or which, in accordance with GAAP, would be classified as capital expenditures.

“Cash Concentration Account” means a Loan Party’s commercial deposit account maintained at a financial institution selected by the Administrative Agent that is designated by the Administrative Agent as a Cash Concentration Account. The funds in each such account are the Administrative Agent’s sole and exclusive property and may only be withdrawn by the Administrative Agent.

“Cash Litigation Expenses” means all fees, costs, expenses and other cash expenditures of the Borrowers in connection with any litigation to which a Borrower is a party in an aggregate amount not to exceed $500,000.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

“Change in Law” means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of, or compliance by any Lender or its Applicable Lending Office with, any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, except for a Permitted Restructuring Transaction, any of the following:

(1) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the

Exchange Act (but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor and (ii) Jefferies, any affiliate thereof or any successor owner of any Equity Interest of DSI previously held by Jefferies, in a single transaction or in a related series of transactions, including by way of merger, amalgamation, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Equity Interest of DSI representing directly or indirectly more than 50% of the total voting power of all of the outstanding voting stock of DSI;

(2) a majority of the members of the Board of Directors of DSI cease to be composed of individuals (i) who were members of that Board of Directors on the date of this Agreement, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors (excluding, in the case of both clauses (ii) and (iii) any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by a person or group other than a solicitation for the election of one or more directors by or on behalf of that Board of Directors);

(3) MHG ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Holdings and the current power (whether or not exercised) to elect a majority of the members of the board of managers or members of Holdings

(4) Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Loan Parties;

(5) the sale of all or substantially all of any Loan Party’s assets except to extent permitted hereunder;

(6) any Loan Party does not own at least 100% of the outstanding voting Equity Interests of any other Loan Party that it owns as of the Closing Date;

or

(7) a “Change of Control” has occurred under the Term Loan Agreement.

“Charges” means all of the following imposed on any Collateral or any Loan Party by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund): all taxes, charges, fees, imposts, levies, or other assessments (including with respect to net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims, and charges), together with any interest and any penalties, additions to tax, or additional amounts.

“Charter Documents” means, as to any Person (other than a natural person), the charter, certificate, or articles of incorporation or organization, by-laws, regulations, general or limited partnership agreement, limited partnership certificate, formation certificate, operating agreement, and other similar organizational or governing documents.

“Closing Date” is defined in the preamble.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means

(i) at any time prior to the Discharge of the Term Loan Debt, the following personal property in which any Loan Party has any interest of any kind, whether now existing or arising or acquired or received by the Loan Parties in the future, and wherever located:

(f)
All Accounts (other than Accounts arising under contracts for the disposition or licensing of Term Loan Only Collateral);
(g)
All Inventory including, for the avoidance of doubt all merchandise returned or rejected by Account Debtors that consisted of ABL Priority Collateral prior to delivery to such account debtor;
(h)
Insurance relating to ABL Priority Collateral and all claims and proceeds of casualty or liability insurance relating to the ABL Priority Collateral;
(i)
All Deposit Accounts relating to ABL Priority Collateral (as defined in the Intercreditor Agreement) (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein) listed on Schedule 1.2(c) hereto, but not any identifiable proceeds of the (i) Term Loans or (ii) disposition of, or profits in respect of, Collateral other than ABL Priority Collateral; provided that Collateral shall not include Excluded Accounts;
(j)
Only to the extent evidencing, governing or securing the ABL Priority Collateral, all documents, contract rights, general intangibles (excluding intellectual property), instruments, warehouse receipts, investment property (but not Equity Interest in DSI or any Equity Interest in Term Loan Pledged Equity Collateral), letters of credit, and Supporting Obligations, Letter of Credit Rights, in each case relating to ABL Priority Collateral;
(k)
All chattel paper, books, records and documents specifically related to ABL Priority Collateral (but specifically excluding all databases, and other similar records, whether tangible or electronic);
(l)
All Proceeds and Products of subclauses (a), (b), (c), (d), and (e) of this clause (i); and

(ii) at any time after the Discharge of the Term Loan Debt, all personal property in which any Loan Party has any interest of any kind, whether now existing or arising or acquired or received by the Loan Parties in the future, and wherever located, including:

(m)
All Accounts;
(n)
All Inventory;

(o)
All Equipment and Fixtures, subject to any Permitted Liens and related priority thereof and other than the Priority Equipment;
(p)
All General Intangibles, Payment Intangibles, and Intellectual Property;
(q)
All Investment Property and the Pledged Equity Interests;
(r)
All Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository, other than Excluded Accounts;
(s)
All Chattel Paper, Instruments, and Documents;
(t)
All of each Loan Party’s right, title, and interest in and to: (1) its goods and other personal property including all merchandise returned or rejected by Account Debtors; (2) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor (including stoppage in transit, setoff, detinue, replevin, reclamation, and repurchase); (3) all additional amounts due to each Loan Party from any Account Debtors; (4) warranty claims; (5) all of each Loan Party’s contract rights, rights to payment under contract rights, Instruments (including promissory notes), Documents, Chattel Paper (including electronic chattel paper), warehouse receipts, letters of credit, and money; (6) all Commercial Tort Claims; (7) all collateral securing any obligations owed to any Loan Party; (8) all Letter-of-Credit Rights; (9) all Supporting Obligations; and (10) any other goods or personal property or real property in which the Loan Parties at any time grant a Lien to the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document or under any other agreement;
(u)
All of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software, computer programs, tapes, disks, and documents relating to subclauses (a), (b), (c), (d), (e), (f), (g), or (h) of this clause (ii); and
(v)
All Proceeds and Products of subclauses (a), (b), (c), (d), (e), (f), (g), (h), and (i) of this clause (ii) in whatever form, including: cash, deposit accounts (whether comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, business interruption, and credit insurance), negotiable instruments, and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds.

“Commitment” shall mean a Revolving Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.).

“Compliance Certificate” means a certificate of the Loan Parties signed by the Loan Party Representative’s Authorized Officer appropriately completed and in substantially the form of Exhibit A.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, “SOFR”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or other notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the use and administration thereof by the Administrative Agent in such manner as the Administrative Agent shall reasonably select.

“Consents” means all filings and all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business.

“Control” means possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract, or otherwise). “Controlling” and “Controlled” have correlative meanings.

“Control Agreement” means, with respect to any deposit account (other than any Excluded Account), securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Loan Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Administrative Agent, for the benefit of the Secured Parties.

“Controlled Affiliate” of any Person means (1) any Person that, directly or indirectly, controls, is controlled by, or is under common Control with that Person or (2) any Person that is a director or officer (x) of that Person, (y) of any Subsidiary of that Person, or (z) of any Person described in clause (1) above. For purposes of this definition only, Control of a Person means the power, directly or indirectly, (x) to vote more than thirty three and one third percent (33.33%) of the securities having ordinary voting power to elect directors of that Person, or (y) to direct or cause the direction of the management and policies of that Person whether by contract or otherwise.

“Controlled Group” means all members of a controlled group of entities and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

“Credit Party” means each Loan Party.

“Danimer Investment Account” means the deposit account listed as the Danimer Investment Account on Schedule 1.2(d) hereto.

“Default” means an event that, with notice, the passage of time, or both, would be an Event of Default.

“Default Condition” means that either or both a Default and an Event of Default exist.

“Defaulting Lender” shall mean, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Loan Party Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or to (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business

Days of the date when due; (b) has notified the Loan Party Representative and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Loan Party Representative, to confirm in writing to the Administrative Agent and the Loan Party Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Loan Party Representative); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Loan Party Representative and each Lender.

“Default Rate” means a rate per annum equal to the lesser of (a) the sum of (i) the highest applicable interest rates, margins and fees in this Agreement plus (ii) 2% and (b) the Maximum Rate.

“Discharge of the Term Loan Debt” shall have the meaning given to such term in the Intercreditor Agreement so long as such discharge is in cash and not in connection with or in contemplation of any Insolvency Proceeding or refinancing of the Term Loan Debt.

“Discretion” means a determination made in good faith (a) in the exercise of the Administrative Agent’s reasonable business judgment from the perspective of a prudent, secured, non-bank asset-based lender and (b) in accordance with the Administrative Agent’s customary or generally applicable policies and procedures. The burden of establishing that the Administrative Agent did not act in its Discretion is on the Loan Parties.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a), matures or is mandatorily redeemable (other than solely for Qualified Stock) under a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to, and expressly subordinated to, the prior repayment in full of the Loans and all other Obligations that are accrued and payable) , (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock), in whole or in part, (c) provides for the scheduled payments of dividends or distributions in Cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Stock, provided, that (i) Equity Interests that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interests upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute

Disqualified Stock if any such requirement becomes operative only after repayment in full in cash of all the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and (ii) if Equity Interests are issued pursuant to any plan for the benefit of employees of the Borrower or any of the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of the Borrower or any of its Subsidiaries.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

“Dollar” and the sign “$” means lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“DSI” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“DSKY Intercreditor” means that certain Subordination Agreement, by and among Danimer Scientific Kentucky, Inc., Administrative Agent and the requisite lenders and/or agents for the DSKY NMTC Transaction, as the same may be amended, modified or supplemented in accordance with its terms.

“DSKY NMTC Consents” means the consents granted to Danimer Scientific Kentucky, Inc., by the requisite lenders and/or agents for the DSKY NMTC Transaction permitting Danimer Scientific Kentucky, Inc. to enter into the Agreement as a Loan Party and a Guarantor and all other applicable Loan Documents.

“DSKY NMTC Transaction” means the QLICI Loan and Security Agreement, dated as of November 7, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Danimer Scientific Kentucky, Inc., and AmCREF Fund 51, LLC.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, at any time, Accounts owned by a Borrower that the Administrative Agent determines in its Discretion are Eligible Accounts. Without limiting the Administrative Agent’s Discretion, Eligible Accounts do not include any Account:

(w)
That is not subject to a first-priority perfected Lien in the Administrative Agent’s favor.

(x)
That is subject to any Lien (other than a Permitted Lien that does not have priority over the Administrative Agent’s Lien).
(y)
That is unpaid more than 150 days after the original invoice date or that is unpaid more than 90 days after the original due date.
(z)
That is owing by an Account Debtor if more than 50% of the Accounts owing from that Account Debtor and its Controlled Affiliates are not Eligible Accounts.
(aa)
That is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from that Account Debtor and its Controlled Affiliates to Borrowers exceeds 70% of the aggregate Accounts.
(bb)
With respect to which any covenant, representation, or warranty in any Loan Document has been breached or is not true.
(cc)
That: (1) does not arise from the sale of goods or performance of services in the ordinary course of business; (2) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Discretion that has been sent to the Account Debtor; (3) is contingent upon a Borrower’s completion of any further performance; (4) is a sale on a bill-and-hold, guaranteed sale, sale-and-return, subject to a rebate sale on approval, consignment, cash-on-delivery, any repurchase or return basis, or any other similar basis; or (5) is for interest, storage, or other similar charges.
(dd)
For which the goods giving rise to the Account have not been shipped to the Account Debtor, or for which the services giving rise to the Account have not been performed by a Borrower, or if the Account was invoiced more than once.
(ee)
With respect to which any payment has been returned uncollected for any reason.
(ff)
That is owed by an Account Debtor that: (1) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator; (2) has had a material part of its property taken by any receiver, custodian, trustee, or liquidator; (3) has filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, debt adjustment, winding-up, or a voluntary or involuntary case under any state or federal bankruptcy laws; (4) has admitted in writing its inability (or is generally unable) to pay its debts as they become due; (5) is insolvent; (6) has stopped operating its business; (7) [reserved]; (8) requires a Borrower to support its obligations to such Account Debtor with a performance bond; (9) is the government (or any government department, agency, public corporation, or instrumentality) of any country other than the U.S. unless the Account is backed by a letter of credit acceptable to the Administrative Agent in its Discretion that has been assigned to the Administrative Agent; (10) is the U.S. government (or any U.S. department, agency, public corporation, or instrumentality) unless the Federal Assignment of Claims Act of 1940 has been complied with to the Administrative Agent’s satisfaction; (11) is a natural person; (12) is a Sanctioned Person; or (13) is a Controlled Affiliate, employee, officer, director, or agent, of any Loan Party.
(gg)
That is owed by an Account Debtor that (1) does not maintain its chief executive office in the United States or (2) is not organized under the law of the United States, or any state of the United States, unless the sale is on letter of credit, Guaranty, or acceptance terms, in each case satisfactory to the Administrative Agent in its Discretion, or such Account is insured by credit insurance satisfactory to the Administrative Agent in its Discretion with the Administrative Agent named as lender loss payee.
(hh)
That is owed in any currency other than Dollars.

(ii)
That is owed by an Account Debtor or any Controlled Affiliate of an Account Debtor that is a creditor or supplier of any Loan Party, or that is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but in any such case such ineligibility is limited to the amount thereof that is so asserted).
(jj)
That represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond, or similar assurance is required and/or has been issued or relates to an account in which a partial payment has been made;
(kk)
That is evidenced by a promissory note, chattel paper, or an instrument.
(ll)
That is owed by an Account Debtor located in any jurisdiction that requires filing of a “Notice of Business Activities Report” or other similar report to permit a Borrower to seek judicial enforcement in that jurisdiction of payment of that Account (unless the applicable Borrower has filed that report or is qualified to do business in that jurisdiction).
(mm)
With respect to which a Borrower has made any agreement with the Account Debtor for any reduction to the Account (other than discounts and adjustments given in the ordinary course of business that are consistent with practices that existed on the Closing Date), any Account subject to a payment plan, or any Account that was partially paid and a Borrower created a new receivable for the unpaid portion of the Account.
(nn)
That does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System.
(oo)
That is for goods that have been sold under a purchase order, contract, or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had an ownership interest in the goods, or that indicates any Person (other than a Borrower) as payee or remittance party.
(pp)
That is an Account arising in connection with the sale of tooling.
(qq)
Which is owed by any government of the United States, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect or protect the Lien of the Administrative Agent in such Account, have been complied with to the Administrative Agent’s satisfaction,
(rr)
That, in each case, is otherwise deemed ineligible by the Administrative Agent in its Discretion.

In determining the amount of Eligible Accounts, the Administrative Agent may reduce the face amount of Accounts by (1) all accrued and actual discounts, claims, credits, pending credits, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor under any agreement or understanding (written or oral)) and (2) the aggregate amount of all cash received with respect to Accounts but not yet applied by Borrowers to reduce Accounts.

“Eligible Inventory” means, at any time, Inventory owned by a Borrower that the Administrative Agent determines in its Discretion is Eligible Inventory. Without limiting the generality of the immediately preceding sentence, Inventory may not be Eligible Inventory unless it meets all the following minimum requirements:

(ss)
The Inventory is subject to a first-priority Lien in the Administrative Agent’s favor and, except for Permitted Liens that do not have priority over the Administrative Agent’s Lien, is not subject to any other Lien.
(tt)
No representation or warranty in any Loan Document with respect to the Inventory has been breached.
(uu)
The Inventory (1) is finished goods or raw materials solely consisting of resin (excluding, without limitation, “semi-finished goods” (including semi-finished goods comprised of polymers in production), work-in-process, tooling inventory, spare or replacement parts, subassemblies, labels, packaging and shipping materials, supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, goods that are not of a type held for sale in the ordinary course of business or raw materials that require additional processing before being used in the production of a finished good); (2) is not a discontinued product or a component of a discontinued product; (3) is not perishable; (4) is not, in the Administrative Agent’s Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale or use, not salable in the ordinary course of business at prices approximating at least the cost of the Inventory, or unacceptable due to age, type, category, or quantity; (5) is reflected in Borrowers’ current Inventory Report delivered to the Administrative Agent in accordance with this Agreement; (6) has not been received by a Borrower on a consignment or other similar basis; (7) has not been placed with a Person on a consignment or other similar basis; (8) is not beyond its expiration date; (9) is not subject to any Person’s warranty or licensing restrictions(unless, with respect to such license, Borrower secures (i) a licensor consent for the Administrative Agent to utilize such license for limited purposes after an Event of Default and such licensor consents and such licensor consent is in form and substance satisfactory to the Administrative Agent in Administrative Agent’s Discretion or (ii) with respect to licensing restrictions that comprise Term Loan Only Collateral, so long as the Intercreditor Agreement is in full force and effect) or other claims (other than a Borrower) and (10) is not subject to a recall.
(vv)
The Inventory (1) is located in the United States; (2) is located at a location owned or leased by a Borrower and, with respect to any leased location, the lessor has delivered to the Administrative Agent a Waiver (or the Administrative Agent in its Discretion has established a Reserve for that location) or is in any third-party warehouse or in a bailee’s possession and the warehouseman or bailee has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require in its Discretion (or the Administrative Agent in its Discretion has established a Reserve for that location); (3) is not being processed offsite at a third-party location or outside processor, or is in transit to or from a third party location or outside processor (other than Inventory for which the processor has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require or the Administrative Agent in its Discretion has established a Reserve for that Inventory); (4) is not evidenced by a Document; (5) does not contain or bear any Intellectual Property rights licensed to a Borrower unless the Administrative Agent is satisfied that the Administrative Agent may sell or otherwise dispose of the Inventory without (w) any restriction on the sale or disposal thereof, (x) infringing the licensor’s rights, (y) violating any contract with the licensor, or (z) incurring any liability to pay royalties; (6) complies with all standards, laws, and regulations imposed by any Governmental Body; (7) is not subject to reclamation or other similar rights that have been asserted by the seller of the Inventory; and (8) is not evidenced by a warehouse receipt or negotiable Document.

“Environmental Complaint” is defined in Section 4.18(b).

“Environmental Laws” means all federal, state, and local environmental, land use, zoning, health, chemical use, safety, and sanitation laws, statutes, ordinances, and codes related to protecting the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives issued by Governmental Bodies with respect to these matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person (and any warrants, options, or other rights entitling the holder to purchase or acquire any equity ownership interest), but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” is defined in Section 15.22.

“Erroneous Payment Deficiency Assignment” is defined in Section 15.22.

“Erroneous Payment Impacted Class” is defined in Section 15.22.

“Erroneous Payment Return Deficiency” is defined in Section 15.22.

“Erroneous Payment Subrogation Rights” is defined in Section 15.22.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” is defined in Article 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means Deposit Accounts (i) used solely to fund payroll, retirement plans and employees benefits or healthcare benefits or as a withholding tax, trust or fiduciary account, (ii) the Reserve Account (as defined in the DSKY Intercreditor), (iii) the Interest Reserve Account and Insurance Premium Reserve Account (as each is defined in the Term Loan Agreement), (iv) escrow accounts, or (v) listed on Schedule 1.2(d) hereto; provided that, at any time after the Discharge of the Term Loan Debt, Excluded Accounts shall not include the Danimer Investment Account.

“Excluded Hedging Obligations” means, with respect to any Guarantor, any Hedging Obligation if, and solely to the extent that, all or a portion of a Guarantor’s Guaranty of, or the grant by that Guarantor of a Lien under the Loan Documents to secure, the Hedging Obligations (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of that Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act as of the date of that Guaranty or the grant of a Lien would otherwise have become effective with respect to such related Hedging Obligation). If a Hedging Obligation arises under a master agreement governing more than one swap, the exclusion applies only to the portion of the Hedging Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Existing Convertible Notes” means the 3.250% Convertible Senior Notes due 2026 in the maximum principal amount of $240,000,000 and issued by the DSI pursuant to the Indenture.

“Expenses” means all reasonable fees, costs, expenses, charges, and out-of-pocket disbursements incurred by the Administrative Agent and its outside counsel and, where applicable, any Lender, and court costs, in any way arising from or in connection with the Loan Documents, any Collateral (including reasonably and necessary costs and expenses to preserve and protect Collateral), any Obligations, or the business relationship between the Administrative Agent (or any Lender, as applicable) and any Credit Party, including: (1) all reasonable costs, expenses, and fees incurred by the Administrative Agent or its agents in connection with any field examination (and the Credit Parties will reasonably cooperate with the examiners and make their books and records reasonably available for examination in connection therewith) permitted to be conducted under this Agreement; (2) all the Administrative Agent’s and its outside counsels’ reasonable fees and expenses (including search fees, filing fees, recording fees and insurance policy fees) to prepare, examine, conduct due diligence with respect to, approve, negotiate, execute, and deliver, and close the transactions contemplated by the Loan Documents; (3) all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent (including outside counsel attorneys’ fees) arising from or in connection with (x) any action taken by the Administrative Agent (or any Lender, as applicable) to monitor, advise, administer, enforce, or collect any Obligations, any Loan Documents, or any other present or future documents or agreements between the Administrative Agent (or any Lender, as applicable) and any one or more of the Credit Parties (including without limitation good standing certificates), (y) the business relationship between the Administrative Agent and any Credit Party, and (z) background checks regarding senior management, principals, or key investors, as the Administrative Agent determines in its Discretion; (4) all reasonable out-of-pocket expenses and fees (including outside counsel attorneys’ fees) incurred in relation to, in connection with, in defense of, or in prosecution of any litigation (including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any Insolvency Proceeding involving a Credit Party) related to the Obligations, the Loan Documents, the Collateral, or any Credit Party (including any litigation instituted by a Credit Party or any third party, any so called “lender liability” action, any claim and delivery or other action for possession of, or foreclosure on, any of the

Collateral, post judgment enforcement of any rights or remedies (including enforcing judgments and prosecuting appeals whether discretionary or as of right and whether in connection with pre judgment or post judgment matters)); (5) all reasonable costs, expenses, and fees incurred by the Administrative Agent or its agents in connection with any appraisals or environmental assessments (and the Credit Parties will reasonably cooperate with the appraisers and inspectors and make their property reasonably available for appraisal and inspection in connection therewith) permitted to be conducted under this Agreement; and (6) all reasonable costs, expenses, and fees incurred by the Administrative Agent or its counsel in connection with consultants, expert witnesses, restructuring advisors, or other professionals retained by the Administrative Agent or its counsel to assist, advise, or give testimony with respect to any matter relating to the Loan Documents, the Collateral, the Obligations, the Credit Parties, or the business relationship between the Administrative Agent and any one or more of the Credit Parties. The Credit Parties will receive summary invoices showing only the total amount due and the summary invoices may not contain any narrative description of the services provided (and Administrative Agent’s delivery of summary invoices does not waive any of Administrative Agent’s rights or privileges (including the attorney-client privilege) subject to reasonable inquiries relating thereto from the Loan Parties.

“Extraordinary Receipts” means any net cash proceeds received by any Loan Party or any of its Subsidiaries consisting of proceeds of insurance claims from Collateral.

“Federal Funds Rate” means, on any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Finance Lease Obligations” of any Person means that Person’s obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on that Person’s balance sheet under GAAP, and the amount of these obligations is the capitalized amount determined in accordance with GAAP.

“Financials” is defined in Section 3.1(d).

“Floor” means a per annum rate of interest equal to 3.00%.

“Foreign Lender” is defined in Section 2.12(g)(ii)(B).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means the generally accepted accounting principles established in the United States of America by the Financial Accounting Standards Board.

“Governmental Body” means any nation or government, any state or other political subdivision of a nation or government, or any entity exercising the legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

“Guarantor” means each Person that guaranties all or any Obligations.

“Guaranty” or “Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for its payment; (2) to purchase or lease property, securities, or services to assure the owner of such Indebtedness or other obligation of the payment of that Indebtedness; (3) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay that Indebtedness or other obligation; or (4) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation (but “Guaranty” does not include endorsements for collection or deposit in the ordinary course of business). For the avoidance of doubt, “Guaranty” includes any Guaranty Agreement.

“Guaranty Agreement” means each guaranty agreement, in form and substance satisfactory to the Administrative Agent, made by a Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Hazardous Discharge” is defined in Section 4.18(b).

“Hazardous Substance” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances, or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), RCRA, or other applicable Environmental Law.

“Hazardous Wastes” means all waste materials regulated by CERCLA, RCRA, or applicable state law, and any other applicable federal and state laws relating to hazardous waste disposal.

“Hedging Contracts” means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any other similar hedging agreement or arrangement.

“Hedging Obligations” means a Person’s liabilities under Hedging Contracts.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Increased Tax Burden” means the additional federal, state, or local taxes assumed to be payable by a Pass-Through Owner of a Pass-Through Loan Party due to its status as a Pass-Through Loan Party, as evidenced and substantiated by the tax returns filed by that Pass-Through Owner (with these taxes calculated for all Pass-Through Owners at the highest federal and state marginal rates applicable to any Pass-Through Owner and taking into account losses previously allocated to each Pass-Through Owner by that Pass-Through Loan Party to the extent those losses have not previously been applied to reduce the Increased Tax Burden (but (1) capital losses and capital loss carry forwards are taken into account only to the extent they are currently usable to offset income or gain allocated by that Pass-Through Loan Party to a Pass-Through Owner and (2) to the extent that any losses allocated by that Pass-Through Loan Party result in a payback by a Pass-Through Owner to that Pass-Through Loan Party of previous tax distributions in accordance with this Agreement then those losses are not taken into account for purposes of determining the Increased Tax Burden)).

“Indebtedness” of any Person means, as of any date: (1) that Person’s obligations for borrowed money or similar obligations; (2) that Person’s Finance Lease Obligations; (3) that Person’s obligations that are secured by any Lien on any of its assets or property, whether or not the secured obligation has been assumed by that Person; (4) except for trade accounts payable arising in the ordinary course of business that are not more than ninety (90) days past due, that Person’s obligations for the unpaid purchase price for goods, property, or services; (5) [reserved]; (6) for Hedging Obligations, or other similar transactions (valued in an amount equal to the highest termination payment, if any, that would be payable by that Person upon termination for any reason on the determination date); (7) that Person’s obligations for outstanding reimbursement and similar obligations under letters of credit, bankers acceptances, and similar instruments; (8) the aggregate outstanding amount of all Off-Balance Sheet Liabilities (based on the aggregate outstanding amount as if the transaction were structured as a secured loan and an on balance sheet financing, whether or not shown as a liability on a consolidated balance sheet of the Person); and (9) that Person’s direct or indirect guaranty obligations for Indebtedness of other Persons described in the preceding clauses (based on the maximum amount that may be payable under such guaranty).

“Indemnified Taxes” shall mean (i) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Indenture” means that certain Indenture, dated as of December 21, 2021, by and among, as DSI, as issuer, and U.S. Bank National Association, as Trustee, governing the Existing Convertible Notes.

“Insolvency Proceeding” means any proceeding under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, liquidation, arrangement, or other similar relief).

“Intellectual Property” means patents, patent rights, patent applications, copyrights, works that are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the preceding, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the preceding, all rights to sue for past, present, and future infringement of any of the preceding, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, goodwill, customer and other lists, trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs.

“Intercompany Debt (Loan Party)” shall mean Indebtedness owing from (i) any Loan Party to (ii) another Loan Party.

“Intercompany Debt (Non-Loan Party)” shall mean Indebtedness owing from (i) any Loan Party to (ii) any direct or indirect Subsidiary of DSI which is not a Loan Party, in each case, which shall be subject to the Intercompany Debt Subordination Agreement.

“Intercompany Debt Subordination Agreement” shall mean a subordination agreement by and among the Loan Parties, their direct or indirect Subsidiaries and Lender in form and substance satisfactory to Administrative Agent.

“Intercreditor Agreement” means (a) that certain Intercreditor Agreement dated on or about the Closing Date among Administrative Agent, the Loan Parties, and the Term Loan Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms thereof.

“Inventory Report” means monthly perpetual Inventory certification reports by location, listing Inventory by category, SKU and location as of month end, with a separate break out of Inventory in the free-trade-zone portion of a Borrower’s Permitted Warehouses.

“Jefferies” means Jefferies Funding LLC, a Delaware limited liability company.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim, encumbrance, preference, priority, or other security agreement or preferential arrangement held or asserted with respect to any asset of any kind or nature including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the preceding, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Loan” means each Revolving Loan (including any Agent Advances); and “Loans” means all Revolving Loans.

“Loan Account” is defined in Section 2.6.

“Loan Documents” means this Agreement, the Perfection Certificate, each Borrowing Base Certificate, each Compliance Certificate, the Waivers, each Guaranty Agreement, each Intercreditor Agreement, the Intercompany Debt Subordination Agreement, the DSKY Intercreditor, each Control Agreement any Hedging Contracts, and any and all other agreements, promissory notes, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings before, now, or later executed by any Credit Party or delivered to the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents.

“Loan Party” means each Borrower and each Guarantor.

“Loan Party Representative” means DSI.

“Loan Shortfall” means the difference of (a) fifty percent (50%) of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base as reduced by the minimum amount of Undrawn Availability required to be maintained pursuant to Section 2.10, minus (b) aggregate Revolving Exposure.

“Management Fees” means all management, service and administrative fees owing from Borrowers to Manager from time to time under the Management Services Agreement as in effect on the Closing Date.

“Management Services Agreement” means that certain Management Services Agreement dated as of March 13, 2019, by and between Manager and Holdings, as amended by that certain First Amendment to Management Agreement dated as of November 5, 2019 (as amended on or before the Closing Date and as at any other time amended, restated, supplemented, refinanced, replaced or otherwise modified to the extent not prohibited hereby.

“Manager” means Meredian Holdings Group, Inc., a Delaware corporation, in its capacity as manager under the Management Services Agreement.

“Material Adverse Effect” means a material adverse effect in or on: (1) any Loan Party’s financial condition, operational results, or business; (2) any Loan Party’s ability to pay or perform any of its respective obligations in accordance with their terms; (3) the value of the Collateral, the Administrative Agent’s Liens on the Collateral, or the priority of the Administrative Agent’s Lien on any Collateral; (4) the validity or enforceability of any Loan Document or the Administrative Agent’s rights or remedies under any Loan Document; or (5) or the material rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender under this Agreement, or the Loan Documents, taken as a whole.

“Material Business Agreement” shall mean any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (i) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (ii) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (iii) that relates or evidences any material Indebtedness; or (iv) that is (x) a material customer agreement of any Loan Party relating to $500,000 or more of Borrowers’ assets included in the Borrowing Base or (y) a supply agreement of any Loan Party the expiration, termination or other loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earliest of (a) the Termination Date, (b) the date on which the Revolving Commitments are reduced to zero or otherwise terminated, or (c) at least three (3) months prior to the earliest Term Loan Maturity Date (as defined in the Term Loan Agreement).

“Maximum Borrowing Amount” means, (a) at any time the balance of the Danimer Investment Account is $0 or less, an amount equal to the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base as reduced by the minimum amount of Undrawn Availability required to be maintained pursuant to Section 2.10; and (b) at any time the balance of the Danimer Investment Account is greater than $0, an amount equal to the least of (i) fifty percent (50%) of the Revolving Commitments, (ii) fifty percent (50%) of the Borrowing Base as reduced by the minimum amount of Undrawn Availability required to be maintained pursuant to Section 2.10, and (iii) the aggregate balance of the ABL Priority Deposit Accounts as such amount shall fluctuate from time to time, including, without limitation, pursuant to Section 2.1(b).

“Maximum Rate” means the maximum rate of interest permitted under applicable law from time to time in effect.

"MHG” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of Borrowers’ Inventory, determined on a category by category basis, that is estimated to be recoverable in an orderly liquidation as determined from time to time by reference to the most recent Inventory appraisal of such property delivered to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its discretion. Net Orderly Liquidation Value is expressed as a percentage of the respective appraised values of types of Eligible Inventory.

“New Convertible Notes” is defined in Section 7.8(k).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Notice” is defined in Section 15.7.

“Obligations” means any and all loans, advances (including Agent Advances), debts, liabilities, obligations, covenants, and duties (absolute, contingent, matured, or unmatured) owing by any one or more of the Credit Parties to the Administrative Agent (or to any of its direct or indirect Subsidiaries or Affiliates) or any Lender (or to any of their respective direct or indirect Subsidiaries or Affiliates) of any kind or nature, present or future (including any interest accruing after maturity or the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or similar proceeding relating to any Credit Party, whether a claim for post filing or postpetition interest is allowed in that proceeding), whether evidenced by any note, Guaranty, or other instrument, whether arising under any agreement, instrument, or document (including the Loan Documents), whether for the payment of money, whether arising by reason of extending credit, opening a letter of credit, loan, equipment lease, or guarantee, under any Hedging Contract (other than, with respect to any Guarantor, the Excluded Hedging Obligations of that Guarantor, if any), out of the Administrative Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, or obligations pursuant to Administrative Agent’s Erroneous Payment Subrogation Rights, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any and all of each Credit Party’s Indebtedness and liabilities under the Loan Documents or under any other agreement between the Administrative Agent or any Lender and any Credit Party and any amendments, extensions, renewals, or increases and all Expenses the Administrative Agent or any Lender, as applicable, incurs in the documentation, negotiation, modification, enforcement, collection, or otherwise in connection with any of the preceding, and all obligations of any Credit Party to the Administrative Agent or any Lender to perform acts or refrain from taking any action.

“Off-Balance Sheet Liability” of a Person means: (1) any obligation under a sale and leaseback transaction that is not a finance lease; (2) any so-called “synthetic lease” or “tax ownership operating lease” transaction; (3) the amount of obligations outstanding under any asset securitization or similar transaction on any determination date that would be characterized as principal if that asset securitization or similar transaction were structured as a secured lending transaction rather than as a purchase; or (4) any other transaction (excluding operating leases for purposes of this clause (4)) that is the functional equivalent of or takes the place of borrowing but that is not a liability on that Person’s balance sheet. The amount of any Off-Balance Sheet Liability is calculated based on the aggregate amount of obligations outstanding under the transaction on any determination date that would be characterized as principal if the transaction were structured as a secured lending transaction, whether or not shown as a liability on that Person’s balance sheet, all in a manner reasonably satisfactory to the Administrative Agent.

“Original Indebtedness” is defined in Section 7.8(g).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owned Real Property” means all Real Property listed on Schedule 1.2(a).

“Participant” is defined in Section 15.4(d).

“Participant Register” is defined in Section 15.4(d).

“Payment Office” means the office that the Administrative Agent specifies in writing to the Loan Party Representative.

“Payment Recipient” is defined in Section 15.22.

“Perfection Certificate” means the perfection certificate or perfection certificates provided by Borrowers to the Administrative Agent.

“Permitted Liens” means (1) Liens in favor of the Administrative Agent; (2) Liens for taxes, assessments, or other Charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings that stay the enforcement of those Liens and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP (but only if these Liens have no effect on the priority of the Administrative Agent’s Liens or the value of the Collateral, and a stay of enforcement of the Lien is in effect); (3) deposits or pledges to secure obligations under worker’s compensation, social security, or similar laws, or under unemployment insurance or general liability or product liability insurance; (4) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds, and other similar obligations arising in the ordinary course of any Loan Party’s business; (5) mechanics’, workers’, materialmen’s, warehousemen’s, common carriers’, landlord’s or other similar Liens arising in the ordinary course of any Loan Party’s business with respect to obligations that are not due or that are being contested in good faith by the applicable Loan Party; (6) Liens placed on equipment and real estate assets acquired to secure a portion of the purchase price (but only if (x) the Lien does not encumber any other of the Loan Parties’ property and (y) the aggregate amount of Indebtedness secured by these Liens incurred during any fiscal year does not exceed the amount allowed by Section 7.8); (7) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, restrictive covenants, and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use or value of that Real Property; (8) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC or common law of banks or other financial institutions where any Loan Party or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; (9) Liens disclosed on Schedule 1.2(b) (but only if the principal amount secured is not increased and no additional assets become subject to the Lien); (10) Liens in favor of the Term Loan Agent to secure the Term Loan Debt provided such Liens securing ABL Priority Collateral are subordinated to the Liens of the Administrative Agent in the ABL Priority Collateral and are at all times subject to the terms and conditions of the Intercreditor Agreement; (11) Liens on deposit accounts or securities accounts in connection with overdraft protection and netting services and bankers’ Liens, rights of setoff and other similar Lien existing subject the applicable Control Agreement; (12) Liens with respect to the DSKY NMTC Transaction and the DSM NMTC Transaction; (13) Liens on the Equity Interests of Meredian Bioplastics, Inc. in favor of the United States Department of Energy, Federal Financing Bank, United States Department of Treasury or affiliate entities and Liens on the Equity Interests of Novomer, Inc. pursuant to Section 7.8(q); and (14) Liens with respect to Indebtedness permitted pursuant to Section 7.8(m) (including, without limitation, Liens on insurance policies and the proceeds thereof (excluding any benefits or any rights to receive payment under any insurance policies) and a first-priority Lien on unearned premiums incurred in connection with the financing in the ordinary course of business of insurance premiums, provided that such Liens shall be limited only to the unused portion of the premiums payable under such insurance policies and the proceeds of such insurance premiums).

“Permitted Restructuring Transaction” means each of the transactions set forth on Schedule 1.2(e).

“Permitted Warehouse” means a third-party warehouse that is located in the continental United States and listed on Schedule 4.5 with respect to which the warehouseman has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require in its Discretion (or the Administrative Agent in its Discretion has established a Reserve for that location).

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or Governmental Body.

“Plan” means any employee benefit plan under Section 3(3) of ERISA, maintained for employees of any Loan Party or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Prepayment Fee” is defined in Section 13.1.

“Primary Obligor” is defined under the defined term “Guaranty”.

“Prime Rate” means the per annum rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Priority Equipment” shall have the meaning given to such term in the DSKY Intercreditor.

“Projections” is defined in Section 5.6(a).

“PTE” is defined in Section 15.20.

“Qualified Stock” means Equity Interests that is not Disqualified Stock.

“RCRA” means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

“Real Property” means the Loan Parties’ owned and leased real property.

“Recipient” shall mean, as applicable, (i) the Administrative Agent and (ii) any Lender.

“Refinance Indebtedness” is defined under Section 7.8(g).

“Register” is defined in Section 15.4(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees and advisors of such Person.

“Release” is defined in Section 5.8(c).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of

Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means,

(a)
at any time all Lenders are Affiliates of the Administrative Agent, all Lenders, and
(b)
at any time all Lenders are not Affiliates of the Administrative Agent,
(i)
Lenders holding more than fifty percent (50%) of the Revolving Commitments at such time, or
(ii)
if the Lenders have no Revolving Commitments outstanding, Lenders holding more than fifty percent (50%) of the aggregate outstanding Revolving Exposure at such time;

provided that, to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Exposure shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two (2) or more unaffiliated Non-Defaulting Lenders, Required Lenders shall consist of at least two (2) such Non-Defaulting Lenders (with Non-Defaulting Lenders who are Affiliates constituting one (1) Lender for purposes of this proviso).

“Reserves” means the sum of any reserves that the Administrative Agent in its sole and reasonable discretion deems necessary to maintain with respect to the Collateral or any Loan Party (including for: accrued and unpaid interest on the Obligations, liquidation Expenses, Hedging Obligations volatility reserves, reserves for Account dilution, rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, and bailee’s charges, Inventory shrinkage, slow moving inventory, obsolete inventory, changes in Inventory composition or mix, customs charges and shipping charges related to any Inventory in transit, customer deposits, amounts owed to tooling vendors, future warranty and maintenance claims, contingent liabilities, indemnified liabilities, uninsured or underinsured losses, and for taxes, fees, assessments, and other governmental charges (including ad valorem, personal property, sales, and other taxes that may have priority over the Administrative Agent’s Liens)).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I as such schedule may be amended, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case, as such commitment may subsequently be increased or decreased pursuant to the terms hereof. The aggregate principal amount of all Lenders’ Revolving Commitments as of the Closing Date is $20,000,000, as the same may be increased pursuant to Section 2.8 hereof.

“Revolving Exposure” means, at any time, as the context may require, (a) the aggregate outstanding principal amount of all Revolving Loans (including any Agent Advances), or (b) with respect to any Lender at any time, the outstanding principal amount of such Lender’s Revolving Loans (including any Agent Advances).

“Revolving Loan” means a Loan made under Section 2.1(a).

“Revolving Principal Amount” means, at any time, the greater of (a) fifty percent (50%) of the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base as reduced by the minimum amount of Undrawn Availability required to be maintained pursuant to Section 2.10, and (b) the aggregate outstanding principal amount of all Revolving Loans (including any Agent Advances).

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Secured Parties” shall mean the Administrative Agent, the Lenders, and any Affiliate of a Lender to whom any Obligations are owed from time to time, and shall include all former Administrative Agents, Lenders, and Affiliates of a Lender to the extent that any Obligations owing to such Persons were incurred while such Persons were Administrative Agents, Lenders, or Affiliates of a Lender, and such Obligations have not been paid in full.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“SOFR Loan” means each portion of a Loan (including without limitation and without duplication, the portion of the Revolving Principal Amount treated as a SOFR Loan for purposes of the interest provisions in Article III) that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”).

“Specified Period” means, with respect to each specific Borrowing Base Certificate delivered to the Administrative Agent (the “Current Borrowing Base Certificate”), the period from the last date included in a Borrowing Base Certificate previously delivered to the Administrative Agent through and including the date that is two (2) Business Days before the date of the Current Borrowing Base Certificate.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if the financial statements were prepared in accordance with GAAP, as well as any other Person (1) of which Equity Interests representing more than 50% of the Equity Interest or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, Controlled, or held, or (2) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

“Taxes” and “taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees and charges imposed by any Governmental Body, including any interest, additions to tax and penalties applicable thereto.

“Term Loans” means the Term Loans (as defined in the Term Loan Agreement).

“Term Loan Agreement” shall have the meaning given to such term in the Intercreditor Agreement.

“Term Loan Agent” shall have the meaning given to such term in the Intercreditor Agreement.

“Term Loan Debt” shall have the meaning given to such term in the Intercreditor Agreement.

“Term Loan Pledged Equity Collateral” shall mean the Equity Interests pledged pursuant to that certain Pledge and Security Agreement, dated as of March 17, 2023, between each of the grantors party thereto and U.S. Bank Trust Company, National Association, as collateral agent.

“Term Loan Only Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“Term SOFR” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator for a one (1)-month period on the day that is two (2) Business Days prior to the first day of such one (1)-month period, as such rate is published by the Term SOFR Administrator; provided, that, if the Administrative Agent determines that any such lookback or other conventions for this rate selected is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole discretion, including a SOFR rate based on a different time period; provided, further, that if Term SOFR determined as provided above (including pursuant to the first proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means April 19, 2027.

“Toxic Substances” means any material that has been shown to have an adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other present and future applicable Federal or state laws related to toxic substances, and includes asbestos, polychlorinated biphenyls (PCBs) and lead based paints.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York (but if the law, perfection, or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a different jurisdiction, “UCC” means the Uniform Commercial Code as in effect in that other jurisdiction with respect to perfection or the effect of perfection or non-perfection).

“UFCA” is defined in Section 14.4(d).

“UFTA” is defined in Section 14.4(d).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undrawn Availability” means, as of any determination date, an amount equal to (x) the Maximum Borrowing Amount, minus (y) the sum of (1) the Revolving Exposure, plus (2) fees and Expenses that any Loan Party is liable for but that have not been paid or charged to the Loan Account.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Waivers” means all landlord’s waivers, warehouseman’s waivers, creditor’s waivers, mortgagee waivers, processing facility and bailee waivers, and customs broker waivers that are executed and delivered in connection with this Agreement.

“Withholding Agent” shall mean any Borrower, any Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.3.
UCC Terms. Unless defined in the Loan Documents, all terms used in the Loan Documents and defined in the UCC have the meaning given in the UCC. These UCC terms include: “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Account”, “Document”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Lease”, “Lessor”, “Letter-of-Credit Rights”, “money”, “Payment Intangibles”, “Proceeds”, “Product”,

“Record”, “Secured Party”, “Securities Account”, “Security”, “Security Entitlement”, “Security Interest”, and “Supporting Obligation”.
SECTION 1.4.
General Construction. When computing time periods from a specified date to a later specified date, “from” means “from and including” and “to” and “until” each mean “to but excluding”. In the Loan Documents: (1) all references to laws and statutes include all regulations and Governmental Body interpretations; (2) all references to laws, statutes, and regulations include any amendments, renewals, extensions, replacements, or successor laws, statutes, or regulations; (3) any definition of or reference to any agreement, instrument, or other document means the agreement, instrument, or other document as from time to time amended, amended and restated, supplemented, modified, substituted, or replaced; (4) any reference to any Person includes that Person’s successors and assigns (and if the Person is a natural person, that Person’s heirs, executors, and personal representatives) and, unless expressly stated otherwise, its Subsidiaries and the Related Parties of the Administrative Agent or a Lender, as applicable (to the extent expressly contemplated hereby); (5) the words “herein,” “hereof,” and “hereunder,” and words with similar meanings, refer to this Agreement in its entirety and not any particular provision or section; (6) any reference to payment, repayment, or prepayment means payment in immediately available funds in Dollars; (7) any pronoun covers all genders; (8) wherever appropriate in the context, terms used in the Loan Documents in the singular also include the plural and vice versa; (9) any reference to any Loan Document or any other document, agreement, instrument, report, certificate, or other similar deliverable means that the Loan Document or other deliverable is satisfactory in form and substance to the Administrative Agent in its Discretion; (10) the words “include,” “includes,” and “including” are treated as being followed by “without limitation”; and (11) captions used in the Loan Documents are for convenience only and are not taken into account in interpreting the document. A Default or an Event of Default exists at all times during the period beginning on the date that it occurs to the date on which it is waived in writing by the Administrative Agent and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or, in the case of a Default, is cured within any cure period expressly provided for in this Agreement. All representations and warranties in the Loan Documents are given independent effect so that if a particular representation or warranty concerning the same or similar subject matter is correct or is not breached does not affect the incorrectness or a breach of a representation or warranty.
SECTION 1.5.
Time. Unless expressly provided otherwise, all time references in the Loan Documents are to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.
SECTION 1.6.
Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation, administration, submission, calculation or selection of, or any other matter related to, the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark (or any component definition thereof or rates referenced in the definition thereof) pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error by, or any calculation of any such rate (or component thereof) provided by, any such information source or service.
ARTICLE II.

ADVANCES, PAYMENTS
SECTION 2.1.
Revolving Loans.

(a)
Subject to the terms and conditions in this Agreement, each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to Borrowers in aggregate amounts outstanding at any time before the Maturity Date equal to the Maximum Borrowing Amount; provided, that, no Lender’s Revolving Exposure, after giving effect to the advance of any Revolving Loan, shall at any time exceed such Lender’s Revolving Commitment; provided, further, that in no event shall the aggregate Revolving Exposure, after giving effect to the advance of any Revolving Loan, exceed the aggregate Revolving Commitments. This Agreement evidences the obligation of Borrower to repay the Revolving Loans and is being executed as a “noteless” credit agreement; provided, however, at the request of any Lender at any time, Borrowers agree that they will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent in its sole discretion.
(b)
On each Business Day with a positive Loan Shortfall and the conditions in Section 8.2(a), (b) and (d) are satisfied, each Lender severally agrees to make Revolving Loans (pro rata based on such Lender’s Revolving Commitment) to Borrowers on such Business Day in aggregate amounts for all Lenders equal to the Loan Shortfall. For the avoidance of doubt, the Loan Party Representative shall not be required to submit a request for Revolving Loans or a Borrowing Base Certificate for Revolving Loans made pursuant to this Section 2.1(b). Borrowers agree that all Advances made pursuant to this Section 2.1(b) shall be secured by the Collateral and shall constitute Revolving Loans and Obligations hereunder.
SECTION 2.2.
Borrowing Procedure. In respect of the Revolving Loans, the Loan Party Representative must submit (a) a request in writing before 11:00 a.m. on the date of a proposed Loan which shall be a U.S. Government Securities Business Day, specifying (1) the date of the proposed Loan (which must be a U.S. Government Securities Business Day), and (2) the amount of the Loan; and (b) a Borrowing Base Certificate certified by an Authorized Officer of Loan Party Representative as being true and correct. Concurrent with the delivery of the Borrowing Base Certificate, Loan Party Representative shall provide a written report to the Administrative Agent of all returns, and all material disputes, claims and other deductions, together with sales and other reports and supporting information relating to the Accounts, in each case, as of the date of delivery of the Borrowing Base Certificate. The Administrative Agent shall have the right to review and adjust any calculations made in a Borrowing Base Certificate (i) to reflect the Administrative Agent’s estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Reserves then in effect. Any request in writing received by the Administrative Agent after 11:00 a.m. on a U.S. Government Securities Business Day, but otherwise meeting the requirements of this Section 2.2, shall be funded on the following U.S. Government Securities Business Day; provided, that the Administrative Agent may in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable U.S. Government Securities Business Day. Promptly following the receipt of any borrowing request as set forth herein, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Advance.

SECTION 2.3.
Loan Disbursement.
(a)
Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds to the Administrative Agent at the Payment Office, in each case, by not later than 2:00 p.m. on the date of each proposed Loan. All Loans will be disbursed from the Payment Office that the Administrative Agent designates from time to time. Revolving Loans may be borrowed, repaid, and reborrowed in accordance with the Loan Documents. If funded by the Lenders as set forth above, the Administrative Agent will make the proceeds of each Revolving Loan requested by the Loan Party Representative available to it by crediting the Loan to Borrower’s operating account designated by Borrower to the Administrative Agent, in writing. Amounts treated as Revolving Loans requested by a Borrower pursuant to the terms of this Agreement will be disbursed to the Administrative Agent and applied to the obligation or liability related to the deemed request.
(b)
Unless the Administrative Agent shall have been notified by any Lender prior to the date of a borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such borrowing, and the Administrative Agent has advanced such Defaulting Lender’s pro rata share to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Loan Party Representative, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
(c)
All Advances shall be made by the Lenders on the basis of their respective pro rata shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
SECTION 2.4.
Maximum Advances; Agent Advances.
(a)
Borrowers may not at any time allow the Revolving Exposure to exceed the Maximum Borrowing Amount (and if it does for any reason Borrowers must immediately and without demand pay the excess to the Administrative Agent, for the account of the Lenders). To the extent Borrowers are not in compliance with Section 2.10, Borrowers must promptly and without demand pay to the Administrative Agent, for the account of the Lenders the excess of the Revolving Exposure necessary to be in compliance with Section 2.10.
(b)
Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion, (i) at any time that a Default Condition exists, (ii) at any time that any of the other conditions precedent set forth in Article VIII have not been satisfied, or (iii) at any time that the Revolving Exposure exceeds the Maximum Borrowing Amount or any Agent Advance (as defined below) would cause the Revolving Exposure to exceed the Maximum Borrowing

Amount, to make Revolving Loans to the Borrowers on behalf of the Lenders, which the Administrative Agent deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations, or (3) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law, including reasonable costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as “Agent Advances”). The Administrative Agent shall promptly provide to the Loan Party Representative written notice of any Agent Advance. In no event shall the Revolving Exposure, after giving effect to any Agent Advance, exceed the aggregate Revolving Commitments.
(c)
The Agent Advances shall be payable immediately on demand, shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as set forth in Section 3.1 of this Agreement. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that the making of any Agent Advance shall not require the consent of the Borrowers. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

SECTION 2.5.
Loan Repayment.
(a)
The Loans are due and payable in full on the Maturity Date (subject to earlier prepayment as provided in the Loan Documents).
(b)
Checks, notes, drafts, or other similar items may not be immediately collectible. Accordingly, when calculating outstanding availability, each payment item deposited in a Cash Concentration Account is treated as received by the Administrative Agent (and the Administrative Agent will provisionally credit the Loan Account) on the Business Day immediately following the day on which the Administrative Agent receives actual possession of the payment item for deposit to a Cash Concentration Account. In consideration for this accommodation, Borrowers agree that in calculating interest and other charges and fees, all payment items deposited in a Cash Concentration Account are treated as having been credited to the Loan Account on the second Business Day immediately following the Business Day on which the payments are treated as having been received by the Administrative Agent under this Section. Each Control Agreement applicable to a Cash Concentration Account shall provide for the daily sweep of funds in such Cash Concentration Account to the Administrative Agent Holding Account for application to the Obligations in the order and manner the Administrative Agent, subject to the final sentence of Section 4.15(i)(iv) determines in its Discretion (including Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).
(c)
The Administrative Agent does not have to credit the Loan Account for any payment item that is not satisfactory to the Administrative Agent in its Discretion. All credits are provisional and are subject to verification and final settlement. The Administrative Agent may charge the Loan Account for any payment item that is returned unpaid or otherwise not collected. Any information and data reported to Borrowers under any service that is received before final posting and confirmation is subject to correction. The Administrative Agent has no liability for the content of any preliminary service-related information.
(d)
The Loan Parties must pay all payments under the Loan Documents to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable (in immediately available funds, free and clear of any defenses, rights of set-off, recoupment, counterclaim, or any deduction whatsoever), at the Payment Office, not later than 1:59 p.m., on the due date, in Dollars. The Administrative Agent shall, subject to the final sentence of Section 4.15(i)(iv), deposit any such payments received by it into the Administrative Agent Holding Account and thereafter distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. The Administrative Agent may in its discretion pay any Obligations due under the Loan Documents (or other amounts any Loan Party is required to pay under the Loan Documents) by charging the Loan Account, by instructing the Lenders to make Advances, or by debiting any account of any Loan Party which is subject to the Administrative Agent’s control.
(e)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in the order and manner the Administrative Agent determines in its discretion (including cash collateralization of all Obligations relating to any outstanding Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).
(f)
If any Lender shall obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its outstanding Revolving Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its outstanding Revolving Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the outstanding Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective outstanding Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its outstanding Revolving Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). Each Borrower consents to the foregoing.
(g)
Unless the Administrative Agent shall have received notice from the Loan Party Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(h)
Within three (3) Business Days after any Loan Party receives (1) the net proceeds of the sale or disposition of any Collateral or (2) any Extraordinary Receipts, Borrowers must apply, including if such proceeds were received in a Cash Concentration Account pursuant to a daily sweep of such Cash Concentration Account in accordance with Section 2.5(b), such amounts to repay any outstanding Revolving Loans. For the avoidance of doubt, any application of amounts under this Section 2.5(h) to repay Revolving Loans shall not reduce the Revolving Commitment.
SECTION 2.6.
Statements. The Administrative Agent will maintain a loan account in accordance with its customary procedures in Borrowers’ name (the “Loan Account”) in which it will record, among other things, the date and amount of each Advance and the date and amount of each payment (but the

Administrative Agent’s failure to record this information does not affect the Administrative Agent’s or any Lender’s rights, create any liability, or release any Loan Party from any liability).
SECTION 2.7.
Uncommitted Increase in Revolving Commitment.
(a)
Request for Increase. So long as no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent, Borrowers may from time to time, request an increase in the Revolving Commitment (a “Revolving Facility Increase”) by an amount (for all such requests) not exceeding Five Million and 00/100 Dollars ($5,000,000.00); provided that (i) any such request for an increase shall be in a minimum amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00); and (ii) the Administrative Agent or any Lender shall not be required or otherwise obligated to provide any portion of such Revolving Facility Increase.
(b)
Notification. At the time of sending such notice, Borrowers shall specify the time period within which the Administrative Agent is requested to respond (which shall in no event be less than fifteen (15) Business Days from the date of delivery of such notice to the Administrative Agent). The Administrative Agent shall notify Borrowers within such time period whether or not it agrees to increase the Revolving Commitment. If the Administrative Agent does not respond within such time period, the Administrative Agent shall be deemed to have declined to increase the Revolving Commitment.
(c)
Effective Date. If the Revolving Commitment is increased in accordance with this Section, the Administrative Agent and Borrowers shall determine the effective date (the “Increase Effective Date”).
(d)
Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date signed by an Authorized Officer of each Borrower or an officer (acceptable to the Administrative Agent) of such other Loan Party, in each case in form and substance satisfactory to the Administrative Agent, (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase; and (B) in the case of Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, and (2) no Default and no Event of Default exists, and (ii) a Borrowing Base Certificate duly completed and setting forth the calculations required thereby, as of the Increase Effective Date.
(e)
Revolving Commitment. On the Increase Effective Date, the definition of Revolving Commitment shall be amended and revised to reflect such increase.
(f)
Upfront Fee for Revolving Facility Increase. Borrowers agree to pay to the Administrative Agent, for account of each Lender, a nonrefundable upfront fee in an amount equal to one and one-quarter percent (1.25%) of such increase which fee shall be earned, due and payable in full on the Increase Effective Date.
SECTION 2.8.
Additional Payments. Any amounts expended by the Administrative Agent due to any Loan Party not performing or complying with its obligations under any Loan Document (including under Sections 4.2, 4.4, 4.6, 4.12, 4.13, 4.15, 6.7, and 15.6) may be charged to the Loan Account as a Revolving Loan and added to the Obligations.
SECTION 2.9.
Use of Proceeds. Borrowers may only use the Advances (1) to repay Indebtedness on the Closing Date in accordance with payoff letters received by the Administrative Agent; (2) to pay fees and Expenses relating to the transactions contemplated by the Loan Documents; and (3) for general corporate purposes and working capital needs allowed under this Agreement.
SECTION 2.10.
Undrawn Availability. Borrowers shall, at all times, maintain Undrawn Availability of not less than $1,500,000; provided, however, if Adjusted EBITDA is less than the amounts set forth for the Test Period on Schedule 2.10, $1,500,000 shall be deemed automatically increased to $3,000,000 until such time as Borrowers demonstrate Adjusted EBITDA in excess of the amounts set forth for the Test Period on Schedule 2.10.
SECTION 2.11.
Mitigation of Obligations. If any Lender requests compensation under Section 3.8 or Section 3.12, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 3.8, Section 3.12 or Section 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby jointly and severally agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
SECTION 2.12.
Taxes.
(a)
Defined Terms. For purposes of this Section 2.12, the term “applicable law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Loan Party Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or any other Loan Party to a Governmental Body pursuant to this Section 2.12, if requested by Administrative Agent, such Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Party Representative and the Administrative Agent, at the time or times reasonably requested by the Loan Party Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Party Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Party Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Party Representative or the Administrative Agent as will enable the Loan Party Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), 2.12(g)(ii)(B) and 2.12(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that any Borrower is a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”),
A)
any Lender that is a U.S. Person shall deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

B)
any Lender that is resident or organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) an executed copy of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in the form provided and/or approved by the Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a certificate in the form provided and/or approved by the Administrative Agent, an executed IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate in the form provided and/or approved by the Administrative Agent on behalf of each such direct and indirect partner;
C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Party Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Party Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Loan Party Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Party Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Party Representative and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.13.
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 15.3;
(ii)
any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or otherwise received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as the Loans are held pro rata by the Lenders in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(iii)
Fees. No Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 or 3.5 hereof for any period during which that Lender is a Defaulting Lender.
(b)
Defaulting Lender Cure. If the Administrative Agent agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

INTEREST AND FEES
SECTION 3.1.
Interest.
(a)
Interest based on the Revolving Principal Amount shall accrue from and including the Closing Date to but excluding the date when all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated. Interest based on the Revolving Principal Amount is payable in arrears on the first day of each month. Interest charges are computed based on the Revolving Principal Amount during the applicable period.
(b)
Subject to Sections 3.9, 3.10 and 3.11, the Revolving Principal Amount and all other Obligations hereunder bear interest at a rate per annum equal to the lesser of (i) Term SOFR plus the Applicable Margin and (ii) the Maximum Rate; provided, however, that if a replacement of the Benchmark has occurred pursuant to Section 3.10, the Revolving Principal Amount shall bear interest at a rate per annum equal to the lesser of (i) the Benchmark Replacement and (ii) the Maximum Rate. For the avoidance of doubt, the principal amount of all Loans are subsumed within the Revolving Principal Amount and, accordingly and in order to avoid duplication of interest payments, no additional interest shall be payable on the principal amount of Loans.
(c)
Subject to Sections 3.9, 3.10 and 3.11, if any Loan is converted to or made as a Base Rate Loan as set forth herein, such Base Rate Loan (including without limitation and without duplication, the portion of the Revolving Principal Amount treated as a Base Rate Loan for purposes of the interest provisions in Article III) shall bear interest at a rate per annum equal to the lesser of (1) the Base Rate plus the Applicable Margin and (ii) the Maximum Rate.
(d)
If the Base Rate increases or decreases, the interest rate for Base Rate Loans will be changed without notice. For avoidance of doubt, Borrowers do not have the right to convert Loans to Base Rate Loans, and Base Rate Loans will be made only in the circumstances specified in Sections 3.9, 3.10 and 3.11.
(e)
While an Event of Default exists, the Obligations (including without limitation, the Revolving Principal Amount) bear interest at the Default Rate.
SECTION 3.2.
[Reserved].
SECTION 3.3.
Unused Facility Fee. If during any month the average daily Revolving Principal Amount for any day of the month does not equal the aggregate Revolving Commitments, Borrowers must pay to the Administrative Agent, for the account of each Lender, a fee at a rate per annum equal to the Applicable Unused Facility Fee Percentage multiplied by the amount that the aggregate Revolving Commitments exceed that day’s Revolving Principal Amount. These fees are payable in arrears on the first day of each month and on the Maturity Date and shall be deemed fully earned and non-refundable when paid.

SECTION 3.4.
Collateral Monitoring Fees. Borrowers must pay the Administrative Agent, for its own account, a collateral monitoring fee in the amount of $3,000 on (a) the Closing Date and (b) on the first day of each calendar month after the Closing Date.
SECTION 3.5.
Closing Fee. Borrowers must pay the Administrative Agent, for account of each Lender, a $250,000 closing fee on the Closing Date. The Closing Fee shall be deemed fully earned on the Closing Date
SECTION 3.6.
Computing Interest and Fees; Conforming Changes.
(a)
Interest and fees are computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment is due on a day that is not a Business Day, the due date is extended to the next Business Day (and interest on that payment is payable at the applicable interest rate during that extension). Except as specifically provided in Section 3.7, all interest, fees, and other amounts due to Administrative Agent or any Lender under the Loan Documents are earned in full on the date when due and are not subject to rebate or proration for any other reason.
(b)
SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify Loan Party Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 3.7.
Maximum Interest; Controlling Limitation.
(a)
Maximum Interest. In no event whatsoever may interest, fees, and other charges charged under the Loan Documents exceed the Maximum Rate. If interest, fees, and other charges would exceed the Maximum Rate, then the actual rate of interest shall be the Maximum Rate.
(b)
Controlling Limitation. The Administrative Agent, each Lender, each Borrower and each other Loan Party each hereby acknowledge, agree, and declare that it is its intention to expressly comply with all applicable laws in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Loan Documents paid by Borrowers or any other Loan Party, received by the Administrative Agent or any Lender, agreed to be paid by Borrowers or any other Loan Party, or requested or demanded to be paid by the Administrative Agent or any Lender exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.7. In the event any such interest is paid to the Administrative Agent or any Lender by Borrowers or any other Loan Party in an amount or at a rate which would exceed the Maximum Rate, then, notwithstanding any entry on the Administrative Agent’s or any such Lender’s books otherwise, such excess shall conclusively be deemed to be automatically applied to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be refunded to Borrowers or such other applicable Loan Party. All interest paid, or agreed to be paid, by Borrowers or any other Loan Party, or taken, reserved, or received by the Administrative Agent or any Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Administrative Agent nor any Lender shall be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents, would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Administrative Agent or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrowers or any other Loan Party that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to Borrowers or such other applicable Loan Party. Each Loan Party, the Administrative Agent, and each Lender shall, to the maximum extent permitted under any applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate Borrowers or any Loan Party to pay any interest, fees, costs, or charges greater than is permitted by any applicable law. Subject to the foregoing, each Loan Party hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Loan Parties pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any applicable law, shall be deemed to be a rate which is agreed to and stipulated by the Loan Parties, the Administrative Agent, and each Lender in accordance with applicable law.
SECTION 3.8.
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or (ii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made or maintained by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of any Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or its lending office or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made or maintained by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement; Delay in Requests. A certificate of the applicable Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in the foregoing paragraph (a) or (b) and delivered to the Loan Party Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.8 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Administrative Agent and the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.9.
Temporary Unavailability of Term SOFR. Subject to Section 3.10, if the Administrative Agent shall determine (which determination shall be conclusive absent manifest error), or the Administrative Agent shall have received notice from the Required Lenders, that (a) Term SOFR cannot be determined pursuant to the definition thereof or that adequate and reasonable means do not exist for ascertaining Term SOFR or (b) for any reason Term SOFR does not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans, then the Administrative Agent shall promptly give notice thereof to the Loan Party Representative and the Lenders and, until the Administrative Agent notifies Loan Party Representative that the circumstances giving rise to such notice no longer exist, all Obligations shall commence bearing interest a rate per annum equal to the lesser of (i) the Base Rate plus the Applicable Margin or (ii) the Maximum Rate.
SECTION 3.10.
Effect of Benchmark Transition Event.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document on such date as may be determined by the Administrative Agent, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.10 will occur prior to the applicable Benchmark Transition Start Date.
(b)
Benchmark Replacement Conforming Changes. In connection with the implementation of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Loan Party Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.10 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto.
(d)
Benchmark Unavailability Period. Upon Loan Party Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, all Loans shall be made as, or converted to, Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon Term SOFR will not be used in any determination of the Base Rate.

SECTION 3.11.
Illegality of SOFR Loans. In the event that on any date the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of SOFR Loans (i) has become unlawful as a result of compliance by the Lenders in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), the Administrative Agent shall give notice (which may be by electronic mail) to Loan Party Representative and the Lenders of such determination. After such notice (1) the obligation of the Lenders to make Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Administrative Agent, (2) to the extent such determination by the Administrative Agent relates to a Loan then being requested by a Borrower pursuant to a borrowing request, the Lenders shall make such Loan as a Base Rate Loan, and (3) the Lenders’ obligation to maintain their outstanding SOFR Loans (the “Affected Loans”) shall be terminated and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.
SECTION 3.12.
Compensation for Losses. Upon demand of the Administrative Agent or any Lender from time to time, Borrowers shall promptly compensate the Administrative Agent or such Lender for and hold the Administrative Agent and each Lender harmless from any loss, cost or expense incurred by it as a result of any failure by Borrowers (for a reason other than the failure of the Lenders to make a Loan) to prepay or borrow any Loan accruing interest at Term SOFR on the date or in the amount notified by Borrowers, including any loss or expense arising from the liquidation or reemployment of funds or from any fees payable.
ARTICLE IV.

COLLATERAL: GENERAL TERMS
SECTION 4.1.
Security Interest. To secure the prompt payment and performance of the Obligations, each Loan Party grants, with respect to Collateral defined in section (i) of the definition of Collateral (and grants on the Discharge Date of the Term Loan Debt with respect to Collateral defined in section (ii) of the definition of Collateral) to the Administrative Agent (and each of its Affiliates), for the benefit of the Secured Parties, a continuing Lien on, security interest in, pledge of, and assignment of all of its Collateral. Each Loan Party must promptly give the Administrative Agent written notice of all commercial tort claims (including the case name, court it is pending in, and a brief description of each claim) and upon the Administrative Agent receiving the notice that Loan Party is treated as having granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest and Lien in and to those commercial tort claims relating to the Collateral and all proceeds thereof.
SECTION 4.2.
Perfection. Each Loan Party must promptly take all action that the Administrative Agent reasonably requests to maintain the validity, perfection, enforceability, and priority of the Administrative Agent’s Lien on the Collateral or to enable the Administrative Agent to protect, exercise, or enforce its rights under the Loan Documents and in the Collateral, including: (a) discharging all Liens other than Permitted Liens; (b) obtaining any Waivers that the Administrative Agent may request in its Discretion; (c) delivering to the Administrative Agent, endorsed (or accompanied by any assignments that the Administrative Agent may specify) and stamping or marking, as the Administrative Agent may specify, all Chattel Paper, Instruments, letters of credit (and advices), and Documents that are part of the Collateral; (d) entering into custodial arrangements satisfactory to the Administrative Agent in its Discretion; and (e) executing and delivering Control Agreements, pledges, notices, and assignments as requested by the Administrative Agent in its Discretion. Each Loan Party authorizes the Administrative Agent to file against it one or more financing, continuation, or amendment statements with respect to the Collateral. All Expenses and taxes that the Administrative Agent incurs in doing any of the preceding will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at the Administrative Agent’s option, must be paid by Borrowers to the Administrative Agent immediately on demand).

SECTION 4.3.
Collateral. Each Loan Party shall safeguard and protect all Collateral in all material respects for the Administrative Agent’s account in the ordinary course of business consistent with past practices.
SECTION 4.4.
Preserving Collateral. Each Loan Party must cooperate fully with all of the Administrative Agent’s efforts to preserve and protect the Collateral and must take any actions to preserve and protect the Collateral that the Administrative Agent may reasonably request. When a Default Condition exists (or pursuant to any of the other circumstances described in Section 2.4(b)), the Administrative Agent may from time to time in its discretion (and without any Loan Party’s consent), make Agent Advances or request that the Lenders make Revolving Loans for Borrowers’ account that the Administrative Agent in its discretion believes are necessary or desirable: (a) to preserve or protect any Collateral; (b) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations; or (c) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law. All of the Administrative Agent’s Expenses referred to in this Section (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.
SECTION 4.5.
Ownership. At all times with respect to all Collateral: (a) a Loan Party must be its sole owner and fully authorized and able to sell, transfer, pledge, and grant the Administrative Agent a first priority Lien in it; (b) except for Permitted Liens, the Collateral must be free and clear of all Liens; (c) each document and agreement executed by each Loan Party or delivered to the Administrative Agent in connection with the Collateral must be true and correct in all material respects; (d) each Loan Party’s signatures and endorsements must be genuine and properly authorized; and (e) each Loan Party’s Inventory may only be located at the locations listed on Schedule 4.5 (as may be updated from time to time by Loan Party Representative upon five (5) Business Days’ prior written notice to the Administrative Agent with new locations in the United States that are acceptable to the Administrative Agent in its Discretion) and may not be removed from those locations (except (i) in connection with such Loan Party selling Inventory in the ordinary course of business when an Event of Default does not exist, and (ii) Inventory temporarily in transit from one location identified on Schedule 4.5 to another location identified on Schedule 4.5).
SECTION 4.6.
Defending the Administrative Agent’s Interests. Until (a) the Obligations are irrevocably paid and performed in full and (b) the Loan Documents are terminated, the Administrative Agent’s interests in the Collateral shall continue in full force and effect. Each Loan Party must defend the Administrative Agent’s interests in the Collateral against all Persons (other than with respect to Permitted Liens). When an Event of Default exists, in addition to all other remedies available pursuant to this Agreement, at law, or in equity: (1) the Administrative Agent may take possession of the Collateral (and the indicia of ownership of any Collateral) in whatever physical form contained (including labels, stationery, documents, instruments, and advertising materials); (2) at the Administrative Agent’s request the Loan Parties must assemble the Collateral in the best manner possible and make it available to the Administrative Agent at a place designated by the Administrative Agent; (3) each Loan Party must, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Administrative Agent holds a Lien to deliver them to the Administrative Agent and subject them to the Administrative Agent’s order (and if they come into any Loan Party’s possession it must hold them in trust for the Administrative Agent and promptly deliver them to the Administrative Agent in their original form (together with any necessary endorsement)); (4) subject to the terms of the Intercreditor Agreement, each Loan Party grants to the Administrative Agent and its assignees an irrevocable, assignable, non-exclusive license (exercisable without royalty payments or other compensation) to use, assign, license, or sublicense any present or future Intellectual Property of such Loan Party (including in the license or sublicense access to all media in which any of the licensed items may be recorded or stored and to all related computer programs); (5) each Loan Party grants to the Administrative Agent and its assignees, to the extent a Loan Party is so permitted under the applicable lease or sublease of any leased Real Property, an irrevocable, assignable, non-exclusive license and lease or sublease to use, assign, license, or sublicense any leased Real Property or Owned Real Property (exercisable without paying any royalty, rent, or other compensation); (6) each Loan Party authorizes the Administrative Agent to pay, purchase, contest, or compromise any Lien that in the Administrative Agent’s discretion appears to conflict with the Administrative Agent’s Liens (and to pay all related Expenses and to charge the Loan Account); (7) each Loan Party authorizes the Administrative Agent to hire security guards or implement other security measures to protect the Collateral; (8) each Loan Party authorizes the Administrative Agent to employ and maintain at any of each Loan Party’s premises a custodian (and each Loan Party grants the custodian full authority to do all acts necessary to protect and preserve the Collateral); (9) each Loan Party authorizes the Administrative Agent to lease warehouse facilities to which all or part of the Collateral may be moved; (10) each Loan Party authorizes the Administrative Agent to use any Loan Party’s owned or leased lifts, hoists, trucks, and other facilities or equipment to handle or remove Collateral; (11) each Loan Party authorizes the Administrative Agent to enter the premises where Collateral is located, to take and maintain possession of the Collateral; and (12) the Administrative Agent may at any time take any other steps that the Administrative Agent in its discretion believes are necessary or desirable to protect and preserve the Collateral. All of the Administrative Agent’s Expenses incurred in accordance with the preceding (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.
SECTION 4.7.
Books and Records. Each Loan Party must: (a) keep complete and accurate books and records in all material respects, in which entries are made of all of its dealings and transactions; (b) establish accruals on its books for all Charges; and (c) on a current basis post on its books earnings, allowances against doubtful Accounts, advances and investments, and all other proper accruals (including for premiums due on required payments, and accruals for depreciation, obsolescence, or amortization). All requirements under this Section must be made in all material respects in accordance with GAAP consistently applied in the Loan Parties’ independent public accountants’ opinion.
SECTION 4.8.
[Reserved].
SECTION 4.9.
Laws; Insurance Requirements. (a) Each Loan Party must comply in all material respects with all laws, acts, rules, regulations, and orders of any Governmental Body applicable to such Loan Party and (b) the Loan Parties must at all times cause all Collateral to be maintained strictly in accordance with the requirements of all insurance carriers that insure any of the Collateral so that all insurance remains in full force and effect.
SECTION 4.10.
Inspections and Appraisals. The Administrative Agent may examine, audit, check, inspect, and make abstracts and copies of each Loan Party’s books and records related to the Collateral. The Administrative Agent and its agents may enter upon any of each Loan Party’s premises and any premises where any Collateral is located to examine, audit, inspect, or appraise the Collateral or to perform any field examination, collateral evaluation, collateral analysis, or other business analysis and to do the things provided in the preceding sentence, all at such reasonable times during normal business hours and as often as the Administrative Agent may reasonably request after reasonable prior notice to the Loan Party Representative; provided that if an Event of Default has occurred and is continuing, the Administrative Agent may make such examinations, audits, checks, inspections, appraisals, abstracts, and copies and the Administrative Agent and its agents may enter such premises at any time and as often as the Administrative Agent may request and no prior notice shall be required. The Administrative Agent may conduct examinations, audits, inspections, and appraisals at any time the Administrative Agent elects, in each case, except as provided in the next sentence at the Loan Parties’ expense. Although the Administrative Agent may conduct as many examinations and appraisals as the Administrative Agent desires, if no Default Condition has existed within sixty (60) days of the date on which an appraisal or examination was ordered, then the Loan Parties are only required to pay for 2 examinations in any 12-month period, and 2 Inventory appraisals in any 12-month period, but if the Administrative Agent conducts an appraisal or examination that the Loan Parties would not be obligated to pay for and that appraisal or examination reveals that a Default Condition exists or that any material Reserve is appropriate, then the cost of that appraisal or examination does not count against the limit set forth above). Appraisals and examinations that occurred before the Closing Date also do not count against the limits in the preceding sentence.
SECTION 4.11.
Insurance. Each Loan Party bears the full risk of any loss with respect to the Collateral. At each Loan Party’s own cost and expense, in amounts and with carriers acceptable to the Administrative Agent, each Loan Party must: (a) keep all Collateral in which any Loan Party has an interest insured against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, without limitation, maintaining cyber breach coverage), and other hazards (and for such amounts) as the Administrative Agent may require in its Discretion and maintain business interruption insurance as is customary for companies engaged in businesses similar to each Loan Party’s; (b) maintain public and product liability insurance against claims for personal injury, death, or property damage suffered by others; (c) maintain worker’s compensation or similar insurance as required by law; and (d) furnish the Administrative Agent with (i) a status report with respect to the renewal of all insurance no later than thirty (30) days before expiration, (ii) evidence that all insurance has been renewed at least ten (10) days before expiration, and (iii) subject to Section 6.11, lender-loss-payable and additional-insured endorsements, naming the Administrative Agent as an additional-insured and lender-loss-payee, in each case solely with respect to the Collateral, and providing (A) that all insurance proceeds for loss or damage to Collateral must be payable to the Administrative Agent, (B) no insurance is affected by any act or neglect of the insured or property owner, and (C) that each policy and loss payable clause may not be cancelled, amended, or terminated without at least thirty (30) days’ prior written notice to the Administrative Agent. The Loan Parties must provide copies of all insurance policies (including the appropriate lender-loss-payee and additional-insured endorsements) within five (5) days after the Administrative Agent’s request. Each insurance carrier covering any Collateral is directed by the Administrative Agent and the Loan Parties to make all payments for all losses to the Administrative Agent (for the account of the Lenders), solely in the Administrative Agent’s name (and not to a Loan Party or to a Loan Party and the Administrative Agent jointly). If nonetheless such insurance losses are paid by check, draft, or other instrument payable to any Loan Party or to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse each Loan Party’s name and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. The Administrative Agent shall have the sole authority to adjust and compromise claims under insurance coverage with respect to the Collateral. For the avoidance of doubt, should any Loan Party receive any payment for losses payable solely to such Loan Party or any of the other Loan Parties, the Loan Party Representative shall immediately notify the Administrative Agent and shall deposit such amounts in a Cash Concentration Account in accordance with the provisions of Section 4.15 All insurance loss recoveries with respect to Collateral received by the Administrative Agent may be applied to the Obligations in the order and manner determined by the Administrative Agent in its discretion (and the Administrative Agent will pay any surplus to the Loan Parties or as otherwise required by law). The Loan Parties must pay any deficiency to the Administrative Agent on demand.
SECTION 4.12.
Paying Insurance. If any Loan Party does not obtain, maintain, or renew any insurance required by the Loan Documents, the Administrative Agent may obtain and pay for it (but all premiums will be charged to the Loan Account as a Revolving Loan and added to the Obligations).
SECTION 4.13.
Paying Taxes. Each Loan Party must pay, when due, all taxes, assessments, and other Charges levied or assessed against it or any of the Collateral, including real and personal property taxes, assessments, and Charges, and all franchise, income, employment, social security benefits, withholding, and sales taxes (except those being disputed in good faith, by expeditious and diligent protest, administrative or judicial appeal, or similar proceeding (but only if proper reserves are maintained therefor)). If any tax is or may be imposed on the Administrative Agent, any Lender, or any Collateral due to any transaction between the Administrative Agent, any Lender, and any Loan Party, or other Charges are not paid when due, or if any claim is made which, in the Administrative Agent’s discretion, may be expected to create a Lien on the Collateral, the Administrative Agent may without notice to the Loan Parties pay the taxes, assessments, or other Charges and each Loan Party indemnifies and holds the Administrative Agent and each Lender harmless for that payment. All payments by the Administrative Agent under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations.
SECTION 4.14.
Paying Leasehold Obligations. Each Loan Party must pay when due its obligations under all leases and must otherwise comply with all other terms of its leases and keep them in full force and effect and, at the Administrative Agent’s request, provide evidence of having done so to the Administrative Agent.
SECTION 4.15.
Accounts; Cash Management.
(a)
Accounts. Each Account: (i) is a valid Account for a bona fide obligation incurred by the named Account Debtor; (ii) is for the fixed amount stated in the invoice for a Borrower’s absolute sale or lease and delivery of goods on stated terms, or for work, labor, or services rendered by a Borrower on the date each Account is created; and (iii) except to the extent disclosed to the Administrative Agent in the most recent Borrowing Base Certificate, is due and owing without dispute, setoff, counterclaim, reduction, or defense.
(b)
Solvency. To the knowledge of the Loan Parties, each Account Debtor with respect to an Eligible Account is and will be solvent and able to pay all of its Accounts in full when due.
(c)
Locations. Each Loan Party’s state of organization and chief executive office are located at the addresses listed on Schedule 4.15(c). Until the Loan Party Representative gives the Administrative Agent thirty (30) days’ prior written notice, all records must be kept at the executive office listed on Schedule 4.15(c).
(d)
Notification. When an Event of Default exists, the Administrative Agent may notify Account Debtors to make payments directly to the Administrative Agent (and the Administrative Agent then has the sole right to collect Accounts). If a Default has occurred and is continuing, the Administrative Agent may send verifications to Account Debtors (it being understood this should not limit any verifications conducted in any field exam).
(e)
The Administrative Agent’s Power to Act on the Loan Parties’ Behalf. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may at any time receive, endorse, assign, and deliver in the Administrative Agent’s or any Loan Party’s name any checks, drafts, and other instruments relating to the Collateral, and each Loan Party waives notice of presentment, protest, and non-payment of any instrument so endorsed. Each Loan Party appoints the Administrative Agent and any of the Administrative Agent’s designees as its attorney with power: (i) at any time to: (1) endorse each Loan Party’s name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment of Collateral; (2) sign each Loan Party’s name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, and assignments and verifications of Accounts; (3) [reserved]; and (4) to do all other acts and things necessary to carry out or implement the Loan Documents and the Loan Party’s obligations under law; and (ii) at any time when an Event of Default exists to: (1) demand payment of the Accounts; (2) enforce payment of the Accounts by legal proceedings or otherwise; (3) exercise all of the Loan Parties’ rights and remedies with respect to collecting Accounts and any other Collateral; (4) settle, adjust, compromise, extend, or renew Accounts; (5) settle, adjust, or compromise any legal proceedings brought to collect Accounts; (6) prepare, file, and sign each Loan Party’s name on a proof of claim in bankruptcy (or other similar document) against any Account Debtor; and (7) prepare, file, and sign each Loan Party’s name on any notice of Lien, assignment, lien satisfaction, or other similar document. Each Loan Party ratifies and confirms all actions of the attorney or designee (and the attorney or designee is not liable for any acts of omission or commission or for any error of judgment or mistake of fact or of law). This power of attorney is coupled with an interest and is irrevocable while any of the Obligations remain unsatisfied or unperformed. When an Event of Default or a Default exists, the Administrative Agent may change the address for delivery of mail to any Loan Party to any address that the Administrative Agent may designate and the Administrative Agent may receive, open, and dispose of all mail addressed to any Loan Party.
(f)
No Liability. Neither the Administrative Agent nor any Lender has any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any of the Accounts or any instrument received in payment of Accounts, or for any damage resulting therefrom, except for willful misconduct or gross negligence. The Administrative Agent may accept the return of the goods represented by any of the Accounts (without notice to or consent by any Loan Party), all without discharging or in any way affecting any Loan Party’s liability.
(g)
Adjustments. Upon the occurrence and during the continuance of an Event of Default, without the Administrative Agent’s prior written consent, no Loan Party may (i) compromise or adjust any Account (or extend the time for its payment) or (ii) accept any returns of merchandise or grant any discounts, allowances, or credits (except in the ordinary course of Borrowers’ business and consistent with past practices that existed on the Closing Date and that have been disclosed to the Administrative Agent in writing).
(h)
Fees. Each Loan Party must pay to the Administrative Agent on demand all reasonable fees and Expenses that the Administrative Agent incurs in connection with (i) forwarding Advance proceeds and (ii) establishing and maintaining the deposit accounts required under the Loan Documents. The Administrative Agent may (without making demand) charge all fees and Expenses any Loan Party is obligated to pay under the Loan Documents to the Loan Account as a Revolving Loan and add them to the Obligations.
(i)
Cash Management.
(i)
Deposit Accounts. Borrowers must maintain with a financial institution selected or approved by the Administrative Agent any deposit accounts required by the Administrative Agent, including the Cash Concentration Accounts. Each deposit account that contains any Collateral (other than any Excluded Account) must be subject to a deposit account agreement, or control that is satisfactory to the Administrative Agent. Borrowers must instruct (and these instructions must be satisfactory to the Administrative Agent in its Discretion) all Account Debtors and other Persons obligated to any Loan Party or any Subsidiary of any Loan Party to make, and Borrowers must ensure that all Account Debtors do make, all payments directly to a Cash Concentration Account. Additionally, Borrowers shall cause all proceeds of ABL Priority Collateral to be deposited directly in a Cash Concentration Account. In the event any proceeds of ABL Collateral are deposited into an Excluded Account, Borrowers shall immediately notify the Administrative Agent and have the removed and returned to a Cash Concentration Account. In the event that, at any time, any Borrower, any other Loan Party or any of their Subsidiaries shall at any time receive any remittances of any payment directly or shall receive any other funds representing proceeds of the Collateral, such Borrower and each other Loan Party will, and will cause each of its Subsidiaries to, (i) hold the same in trust for the Administrative Agent and as the Administrative Agent’s fiduciary, and segregate such remittances from its other assets and (ii) deposit promptly, and in any event no later than one (1) Business Day after the date of receipt thereof, all cash, cash equivalents, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Accounts or representing proceeds of the Collateral into a Cash Concentration Account.
(ii)
The Administrative Agent Access. Borrowers shall provide all applicable authorization codes to the Administrative Agent such that the Administrative Agent is enabled to, at all times, view certain information regarding all of Borrowers’ deposit accounts, including, without limitation, account balances and transaction history, via access to the applicable depository bank’s on-line services.
(iii)
Cash Concentration Accounts. All funds in each Cash Concentration Account are the Administrative Agent’s exclusive property and are subject to the Administrative Agent’s sole control. Borrowers do not have control over or any interest in any Cash Concentration Account and do not have any right to withdraw any amounts from any Cash Concentration Account.
(iv)
Application. As more specifically set forth in Section 2.6(b), on each Business Day (or as frequently as the Administrative Agent may determine in its sole discretion), the Administrative Agent may cause, without further consent of any Loan Party, all immediately available funds in the Cash Concentration Accounts to be deposited into the Administrative Agent Holding Account and, subject to the final sentence of this Section 4.15(i)(iv), apply all such funds to the Obligations in the order and manner the Administrative Agent determines in its discretion. Each Borrower, on behalf of itself and its Subsidiaries, irrevocably waives the right to direct the application of any Collateral proceeds, and agrees that the Administrative Agent shall have the continuing, exclusive right to apply and reapply the same against the Obligations, in such manner as the Administrative Agent deems advisable, notwithstanding any entry by the Administrative Agent in its records. All funds swept from a Cash Concentration Account and all payments under the Loan Documents to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, at the Payment Office, shall be deposited into the Administrative Agent Holding Account and, upon such deposit, on each day on which funds are on deposit in the Administrative Agent Holding Account, the Administrative Agent shall determine which portions of such aggregate amount on deposit in the Administrative Agent Holding Account constitute payments under the Loan Documents in respect of the Lenders, and shall thereupon transfer to each Lender its pro rata share of such payments in accordance with the applicable Commitments no later than 12:00 p.m. on such day.
SECTION 4.16.
Collateral Maintenance. Each Loan Party must maintain all tangible Collateral in good operating condition and repair (reasonable wear and tear excepted), in accordance with industry standards, and must make all necessary replacements and repairs so that its value and operating efficiency are maintained and preserved. No Loan Party may use or operate the Collateral in a way that violates any law, statute, ordinance, code, rule, or regulation.
SECTION 4.17.
No Liability. Nothing in this Agreement makes the Administrative Agent or any Lender any Loan Party’s agent for any purpose. Neither the Administrative Agent nor any Lender is responsible or liable for any reason for any shortage, discrepancy, damage, loss, or destruction of any Collateral. Neither the Administrative Agent nor any Lender assumes any of any Loan Party’s obligations under any contract or agreement assigned to the Administrative Agent (and neither the Administrative Agent nor any Lender is responsible for any Loan Party’s obligation under any contract or agreement).
SECTION 4.18.
Environmental Matters.

(a)
The Loan Parties must ensure that the Real Property complies with all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and the Loan Parties must ensure that no Hazardous Substances are on any Real Property (except as permitted by applicable law or appropriate Governmental Bodies).
(b)
If any Loan Party obtains, gives, or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (each, a “Hazardous Discharge”), or receives any notice of violation, request for information, notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter, or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest in any Real Property (each, an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (each, an “Authority”), then the Loan Parties must promptly send a written notice to the Administrative Agent detailing the facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint.
(c)
The Loan Parties must promptly send to the Administrative Agent copies of any request for information, notification of potential liability, or demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated, or used by any Loan Party to dispose of Hazardous Substances and must continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to the Administrative Agent until the claim is settled. The Loan Parties must immediately forward to the Administrative Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. All information provided to the Administrative Agent under the Loan Documents is provided solely to protect its Lien on the Collateral and does not create any obligation on the Administrative Agent’s (or any Lender’s) part.
SECTION 4.19.
Financing Statements. Except for financing statements filed with respect to Permitted Liens, no financing statement covering any of any Loan Party’s Collateral is on file in any public office or has been authorized by any Loan Party to be filed in any public office.
SECTION 4.20.
Agreement to Subordinate. In the event that the Loan Parties refinance, extend, renew, defease, restructure, replace or refund the Term Loan Debt or otherwise enter into a new senior secured term loan facility (a, “Term Loan Refinancing”) in any such case that qualifies as a Permitted Term Loan Refinancing, the Secured Parties agree that they shall subordinate their security interest in the Term Loan Only Collateral (with any customary exceptions to be agreed) to the security interest to be granted the lenders under such Permitted Term Loan Refinancing. “Permitted Term Loan Refinancing” means a Term Loan Refinancing in which (a) the maturity of such Term Loan Refinancing shall not be earlier than three months following the Maturity Date; (b) the principal amount of such Term Loan Refinancing together with the remaining outstanding amount of the Term Loan Debt, if any, shall not exceed $180,000,000; (c) no material terms (other than interest rate) applicable to such Term Loan Refinancing or, if applicable, the related security or guarantees of such Term Loan Refinancing (including covenants, events of default, remedies, acceleration rights) shall be, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Term Loan Debt, (d) the lenders under such Permitted Term Loan Refinancing shall subordinate their lien on ABL Priority Collateral to the Secured Parties (with certain customary exceptions to be agreed), and (e) the parties execute an intercreditor agreement reasonably acceptable to Administrative Agent which is on substantially similar or better terms for the Administrative Agent than the current Intercreditor Agreement with the exception that, in the event the Term Loan Refinancing is with a new lender or lenders and not with a lender or its Affiliates under the current Term Loan Agreement, the Secured Parties shall have a have a secondary and subordinate lien on the Term Loan Only Collateral.
SECTION 4.21.
New Loan Parties. Any existing direct or indirect Subsidiary of DSI as of the Closing Date that is not currently a Loan Party may be added as a Borrower and/or Guarantor under this Agreement at the election of the Loan Party Representative and subject to the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and to the receipt of any consent from a third party that may be necessary for such existing direct or indirect Subsidiary to become a Borrower or Guarantor under this Agreement, provided that such direct or indirect Subsidiary of DSI shall enter into a joinder agreement to this Agreement and such Subsidiary expressly becomes a Loan Party and becomes jointly and severally liable for the Obligations; (ii) the Administrative Agent has received all documents and due diligence (including all “know your customer” requirements, organizational documents, and legal opinions) it may require; and (iii) the Subsidiary grants the Administrative Agent, for the benefit of the Secured Parties, first-priority perfected Liens in its present and future Collateral. If the Administrative Agent allows a Subsidiary to become a Borrower, none of its assets may be included in the Borrowing Base until the Administrative Agent has conducted a field examination and makes that determination in its discretion.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

SECTION 5.1.
Authority. It (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and (b) has the full power, authority, and legal right to enter into the Loan Documents and to perform its obligations under the Loan Documents. Each Loan Party’s execution, delivery, and performance of the Loan Documents has been approved by all necessary legal and organizational Persons. All obligations under each Loan Document it executes are legal, valid, and binding obligations enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
SECTION 5.2.
Formation; Qualification; and Subsidiaries. Schedule 5.2 lists: (a) each jurisdiction where each Loan Party is incorporated or organized; (b) each jurisdiction where each Loan Party is in good standing or qualified to do business; and (c) all of each Loan Party’s Subsidiaries. The jurisdictions listed on Schedule 5.2 are all of the jurisdictions in which each Loan Party is required to be in good standing or qualified to do business (excluding those in which a Loan Party’s failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect), and each Loan Party is in good standing or qualified to do business in each such jurisdiction.
SECTION 5.3.
Officers; Directors. (a) Schedule 5.3(a) lists the names and titles of each Loan Party’s executive officers and directors, (b) Schedule 5.3(b) lists the names of each Equity Interest holder and a description of their Equity Interests (including certificate numbers and the number of Equity Interests (and the percentage of total Equity Interests)) of each Loan Party (other than DSI), and (c) Schedule 5.3(c) lists all outstanding subscriptions, options, warrants, calls, rights, and other agreements or commitments related to Equity Interests of each Loan Party (other than DSI).
SECTION 5.4.
No Governmental Approval; No Conflict. Except as set forth on Schedule 5.4, the transactions contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body or any other Person (except for

UCC filings and those that have been obtained); (b) do not violate any law applicable to any Loan Party or any of its Subsidiaries; (c) do not violate or create a default under Material Business Agreement binding on any Loan Party, any of its Subsidiaries, or any of their respective assets; (d) do not require any Loan Party to make any payment to any Person (other than the Administrative Agent for the account of any of the Secured Parties); and (e) do not create any Lien on any asset of any Loan Party (except Liens created under the Loan Documents).
SECTION 5.5.
Tax Returns. Each Loan Party has (a) timely filed all federal, state, and material local tax returns, and all other reports required by law to be filed, and (b) has timely paid all taxes, assessments, fees, and other governmental charges except those being contested in good faith and for which adequate reserves have been established. Each Loan Party’s provision for taxes on its books is adequate for all years (including its current fiscal year), and no Loan Party knows of any deficiency or additional assessment not provided for on its books. No tax Liens have been filed against any asset of any Loan Party and no claims are being asserted for any taxes.
SECTION 5.6.
Financial Information.
(a)
The Loan Parties’ projected income statement, cash-flow statement, balance sheet, and availability forecasts provided to the Administrative Agent prior to the Closing Date (the “Projections”) were prepared by the Loan Party Representative’s Authorized Officer in good faith, are based on reasonable assumptions and estimates, and reflect the Loan Parties’ judgment based on present circumstances and the most likely conditions and actions. The parties hereto acknowledge that the Projections are not guarantees of actual results, and that the actual results may differ materially from such Projections.
(b)
Each of (i) the audited consolidated balance sheet of DSI as of December 31, 2022, and the related income statement, changes in stockholders’ equity, and changes in cash flow and (ii) the unaudited consolidated balance sheet of DSI as of September 30, 2023, and the related unaudited income statement, changes in stockholders’ equity, and changes in cash flow (which were prepared by an Authorized Officer of the Loan Party Representative and true copies of which were delivered to the Administrative Agent), were prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the Loan Parties’ financial condition at such date and the results of their operations for that period.
SECTION 5.7.
Name. Except as stated on Schedule 5.7, during the last five (5) years (a) no Loan Party has been known by any other name, has invoiced accounts under any other name, has conducted its business under any other name, or has sold Inventory under any other name and (b) no Loan Party has been the surviving entity of a merger or consolidation or has acquired a material portion of the assets of any Person.
SECTION 5.8.
O.S.H.A. and Environmental Compliance.
(a)
During the past three years, each Loan Party has complied in all material respects with, and (i) its facilities, business, assets, property, and Equipment and (ii) its leaseholds, comply in all material respects with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA, and all other Environmental Laws that the failure to comply with could reasonably be expected to have a Material Adverse Effect, and no citations, notices, or non-compliance orders have been issued to any Loan Party under any these laws, rules, and regulations, except for citations, notices, or non-compliances that individually or in the aggregate have not and could not reasonably be expected to cause a Material Adverse Effect.
(b)
During the past three years, except as stated on Schedule 5.8(b), (i) there are no material releases, spills, discharges, leaks, or disposals (each, a “Release”) of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (iii) no Real Property has ever been used as a treatment, storage, or disposal facility for Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property.
SECTION 5.9.
Solvency; No Litigation, No Violation, ERISA.
(a)
After giving effect to the transactions contemplated by the Loan Documents, (i) Borrowers, on a consolidated basis, are and will continue to be solvent, able to pay their debts as they mature, and have sufficient capital to carry on their business and all businesses in which they are about to engage and (ii) the present fair saleable value of Borrowers’ assets, on a consolidated basis, is more than its liabilities (including contingent liabilities).
(b)
Except as listed on Schedule 5.9(b), (i) no Loan Party is subject to any pending or, to any Loan Party’s knowledge, threatened litigation, investigation, arbitration, actions, or proceedings that could reasonably be expected to have a Material Adverse Effect; (ii) no Loan Party has violated any statute, regulation, or ordinance that could reasonably be expected to have a Material Adverse Effect; (iii) no Loan Party has violated any order of any court, Governmental Body, arbitration board, or tribunal that could reasonably be expected to have a Material Adverse Effect; (iv) no Loan Party is a member of any Controlled Group; and (v) no Loan Party maintains or contributes to any Plan or Multiemployer Plan.
SECTION 5.10.
Intellectual Property. Schedule 5.10 lists all Intellectual Property owned by any Loan Party and material license agreements to which any Loan Party is a party. Except as stated on Schedule 5.10, (a) such Intellectual Property is valid; (b) such Intellectual Property has been duly registered or filed with all appropriate Governmental Bodies; (c) such Intellectual Property is all of the Intellectual Property necessary for the Loan Parties to operate their business; (d) there are no objections to or challenges to the validity of any such Intellectual Property (nor is any Loan Party aware of any grounds for any challenge); (e) such Intellectual Property is either original material or property developed by a Loan Party or was lawfully licensed to the Loan Party; and (f) such Intellectual Property has been maintained to preserve its value (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).
SECTION 5.11.
Licenses and Permits. Each Loan Party (a) has complied with and (b) has all licenses or permits required by any applicable federal, state, or local law, or regulation to operate its business in each jurisdiction where it conducts or plans to conduct business (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).
SECTION 5.12.
Indebtedness Default. No Loan Party is in default under any Indebtedness nor does it reasonably believe that any condition exists which, with the giving of notice or the lapse of time or both, would reasonably be expected to result in a default under any Indebtedness.
SECTION 5.13.
No Burdensome Restrictions; No Default. No Loan Party: (a) is subject to any restriction (or is a party to any contract or agreement) whose compliance with or performance of could reasonably be expected to have a Material Adverse Effect; (b) has agreed (whether on the happening of a contingency or otherwise) that any of its present or future assets will be subject to a Lien that is not a Permitted Lien; and (c) is in default under any contract that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.14.
No Labor Disputes. No Loan Party (a) is involved in any labor dispute (or is aware that any strikes, walkouts, or union organization exist or are threatened) or (b) is a party to any labor contract that expires within six (6) months after the Termination Date.
SECTION 5.15.
Margin Regulations. No Loan Party is engaged (nor will it engage) in extending credit for “purchasing” or “carrying” any “margin stock” (the quoted terms in this Section have the meanings given under Regulation U of the Board of Governors of the Federal Reserve System). Furthermore, no part of the proceeds of any Advance or any Loan may be used for “purchasing” or “carrying” “margin stock”.
SECTION 5.16.
Investment Company Act. No Loan Party is an “investment company” under the Investment Company Act of 1940 (nor is it Controlled by a Person that is an “investment company”).
SECTION 5.17.
Disclosure; No Material Adverse Effect. Any material financial report or material document furnished by Borrowers to Administrative Agent and utilized by Administrative Agent in underwriting Loans to Borrowers is true and correct in all material respects. Since December 31, 2022, no Material Adverse Effect has occurred.
SECTION 5.18.
Hedging Contracts. No Loan Party is a party to (nor will it be a party to) any Hedging Contract unless (a) it provides that termination damages are payable on a “two-way basis” without regard to fault on the part of either party and (b) it is entered into in the ordinary course of business (and not for speculative purposes).
SECTION 5.19.
Material Business Agreements. Schedule 5.19 lists all of each Loan Party’s Material Business Agreements, and no default or event of default exists under any of these agreements.
SECTION 5.20.
Certain Laws and Regulations. The Loan Parties are in compliance in all material respects with all applicable statutes, rules, and regulations and all judgments, decrees and orders of any Governmental Body. No Loan Party or any of its Controlled Affiliates is subject to any statute, rule, or regulation that regulates incurring any Indebtedness (including statutes or regulations related to common or interstate carriers or to selling electricity, gas, steam, water, telephone, telegraph, or other public utility services).
SECTION 5.21.
Anti-Corruption Laws and Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 5.22.
Business Purpose. The proceeds of the Loans will be used solely for business purposes and not for personal, family, or household purposes.
SECTION 5.23.
Delivery of Term Loan Documents. The Administrative Agent has received complete copies of the Term Loan Agreement and related agreements (including all exhibits and schedules thereto, if any) and all amendments thereto and waivers relating thereto. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has been delivered to the Administrative Agent on or before the Closing Date.
ARTICLE VI.

AFFIRMATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

SECTION 6.1.
Conducting Business; Maintaining Existence; and Assets.
(a)
Continuously conduct and operate its business according to good business practices, as presently conducted.
(b)
Keep its existence in full force and effect, file all reports and pay all franchise and other taxes and license fees, and do all other acts and things that are necessary or desirable to maintain its rights, licenses, leases, powers, and franchises.
(c)
Remain duly qualified to do business and in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
(d)
Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws of any Governmental Body having jurisdiction over it or its business. Each Loan Party shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
SECTION 6.2.
Violations. Promptly notify the Administrative Agent in writing if any Loan Party or any Collateral violates or is alleged to have violated any Governmental Body’s laws, statutes, regulations, or ordinances.
SECTION 6.3.
[Reserved].
SECTION 6.4.
Supplemental Instruments. From time to time at the Loan Parties’ expense, execute and deliver, and cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to the Administrative Agent all documents, agreements, and instruments, and take or cause to be taken such further actions (including filing and recording financing statements, fixture filings, deeds of trust, and other documents and actions) that are required by law or that the Administrative Agent or the Required Lenders may reasonably request to carry out the terms and conditions of the Loan Documents and to ensure the perfection and priority of the Administrative Agent’s Liens.
SECTION 6.5.
Indebtedness. Pay all Indebtedness when due and not otherwise default under any Indebtedness.
SECTION 6.6.
Financial Statements. Cause all financial statements delivered to the Administrative Agent (a) to be prepared as required by this Agreement; (b) to be complete and correct in all material respects (subject, for interim financial statements, to notes and normal year-end audit adjustments); and (c) to be prepared in reasonable detail.
SECTION 6.7.
Taxes. If any tax, assessment, or other Charge creates a Lien on any Collateral, the Administrative Agent may without notice to the Loan Parties pay the tax, assessment, or other Charges. Any payments under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at the Administrative Agent’s option, must be paid to the Administrative Agent by Borrowers immediately on demand).
SECTION 6.8.
Deposit Accounts. Maintain all deposit, investment, brokerage, and other financial accounts with a financial institutions acceptable to the Administrative Agent in its Discretion. Each account on Schedule 6.8 (and each other deposit account, securities account, commodity account, securities entitlement or commodity contract owned by a Borrower at any time (other than any Excluded Account)) must at all times be subject to an account Control Agreement satisfactory to the Administrative Agent.
SECTION 6.9.
[Reserved].
SECTION 6.10.
[Reserved].
SECTION 6.11.
Post-Closing Matters. Execute and deliver the documents, take the actions, and complete the tasks set forth on Schedule 6.11 attached hereto, in each case within the applicable time limit specified (or such longer period as the Administrative Agent may agree in its sole discretion).
ARTICLE VII.

NEGATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, no Loan Party may:

SECTION 7.1.
Mergers; Consolidations; and Asset Sales.
(a)
Merge, consolidate, divide (including by way of an LLC division), or otherwise reorganize with or into any Person or acquire all or a material portion of any Person’s assets or Equity Interests, other than a Permitted Restructuring Transaction.
(b)
Sell, pledge, lease, transfer (including by way of an LLC division), or otherwise dispose of any of its properties or assets (except (i) sales of Inventory in the ordinary course of business, (ii) Liens on the Equity Interests of Meredian Bioplastics, Inc. held by Meredian in favor of the United States Department of Energy, Federal Financing Bank, United States Department of Treasury or affiliate entities on such Equity Interests and (iii) as otherwise expressly permitted by this Agreement).
SECTION 7.2.
Liens. Except Permitted Liens, create, assign, transfer, or allow to exist any Lien on any of the Collateral.
SECTION 7.3.
Guarantees. Be liable for any other Person’s obligations by assumption, endorsement, Guaranty, or otherwise except for (a) endorsing checks in the ordinary course of business, and (b) guaranteeing or being jointly and severally liable for a Loan Party’s Obligations or any other obligations of DSI or any direct or indirect Subsidiary of DSI.

SECTION 7.4.
Investments. Purchase or acquire the assets, obligations or Equity Interests of, or any other interest in, any Person, except: (a) investments existing on the Closing Date and listed on Schedule 7.4; (b) obligations issued or guaranteed by the United States of America; (c) commercial paper with a maturity of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1; (d) certificates of deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days; (e) U.S. money market funds (i) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody’s Investors Service, Inc., or (ii) that invest solely in obligations issued or guaranteed by the United States of America; (f) [reserved]; and (g) investments in Meredian Bioplastics, Inc. comprised of the conversion of the outstanding amounts of loans to Meredian Bioplastics, Inc. described in Schedule 7.5 into equity.
SECTION 7.5.
Loans. Make advances, loans, or credit extensions to any Person including an Affiliate (other than Intercompany Debt (Loan Party) and loans existing on the Closing Date and listed on Schedule 7.5), except for (a) commercial trade credit in connection with Inventory sales and providing services in the ordinary course of its business and consistent with practices that existed on the Closing Date and that have disclosed to the Administrative Agent in writing, (b) loans or advances to employees, officers or directors of the Loan Parties in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances pursuant to this clause (b) does not exceed $250,000 at any time outstanding, and (c) loans to any direct or indirect Subsidiary of DSI which is not a Loan Party (each a “Non-Loan Party Loan”); provided that at such time of the loan there is no Event of Default and commencing on the Closing Date and until the Maturity Date, the aggregate sum of all advances pursuant to this clause (c) does not exceed $23,000,000.
SECTION 7.6.
[Reserved].
SECTION 7.7.
Distributions, Compensation, and Management Fees.
(a)
Other than as among DSI and the Borrowers, pay dividends (or any distribution on account of any of its Equity Interests) or redeem, purchase, repurchase, or otherwise acquire directly or indirectly any of its Equity Interests (other than Disqualified Stock).
(b)
Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind relating to any Equity Interests of any Loan Party (other than DSI).
(c)
Pay any management fees to any Person, except the Management Fees.
(d)
Pay for the repurchase, retirement or other acquisition or retirement for value of Equity Stock (other than Disqualified Stock) of DSI held by any future, present or former employee, director, officer, member of management or consultant of any Loan Party pursuant to any management equity plan or stock option plan or any other management, service provider or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by DSI in connection with any such repurchase, retirement or other acquisition) in an amount not to exceed $250,000 in any Fiscal Year, with unused amounts in any Fiscal Year carrying over to the next succeeding Fiscal Year.

Provided, however, that the Loan Parties shall be permitted to:

(i)
Purchase, redeem or otherwise acquire Equity Interests issued by DSI solely with the proceeds received from the issue of new shares of its capital stock within the prior twelve (12) months;
(ii)
Pay dividends or distributions directly or indirectly to, or make loans or advances to, DSI to enable DSI to pay, in each case without duplication:
(A)
franchise, excise and similar taxes and other fees and expenses, in each case, required to maintain their corporate or other legal existence;
(B)
for any taxable period for which the Loan Parties are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which DSI is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Loan Parties (net of any payments of such taxes made for the relevant period by the Loan Parties); provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Loan Parties, would have been required to pay as a stand-alone Tax Group; provided, further, that losses or credits of a Subsidiary shall only be taken into account to the extent that such Subsidiary is actually a part of the applicable Tax Group and such losses or credits are actually utilized in the relevant period;
(C)
for any taxable period for which DSI is a partnership for U.S. Federal or applicable foreign, state or local income tax purposes, distributions to each of DSI’s members in an amount which will provide each such member with sufficient funds to pay such member’s federal and state income tax liability for the taxable period as estimated by DSI resulting from such member’s allocation of items of income, gain, loss and deduction for such taxable period (for purposes of making this estimation, (A) it is assumed that (1) all of the members reside in the same state, (2) such state is the state with the highest marginal rate among all of the states in which the members of DSI reside, and (3) each of the members is taxable at the highest combined state and federal marginal rate and (B) a member’s taxable income for an applicable taxable period will be reduced by any cumulative net taxable loss allocated to such member, in accordance with the operating agreement for DSI then in effect);
(D)
salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants, or any other individual service providers, of and any payroll, social security or similar taxes thereof;
(E)
non-income taxes and general corporate or other operating, administrative, compliance and overhead costs and expenses

(including expenses relating to auditing and other accounting matters) of DSI attributable to the ownership of the Loan Parties; and
(F)
fees and expenses relating to compliance costs and listing expenses as a result of DSI being a public company;

(iii)
Make cash payments, loans, advances, dividends or distributions to DSI to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of any Loan Party; and
(iv)
Pay amounts owing under the Existing Convertible Notes and the New Convertible Notes, solely with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests.
SECTION 7.8.
Indebtedness. Create, incur, assume, or allow to exist any Indebtedness except:
(a)
Indebtedness existing on the Closing Date and listed on Schedule 7.8 (including any extensions, renewals, refinancings, or replacements in accordance with clause (h) below).
(b)
Indebtedness to Secured Parties.
(c)
Indebtedness to fund Capital Expenditures.
(d)
Indebtedness permitted under Section 7.3.
(e)
Indebtedness under Hedging Contracts permitted under this Agreement.
(f)
(i) Intercompany Debt (Non-Loan Party); provided that at such time of the loan there is no Event of Default and commencing on the Closing Date and until the Maturity Date, the aggregate sum of all advances pursuant to this clause 7.8(f)(i) does not exceed $23,000,000 or (ii) Intercompany Debt (Loan Party).
(g)
Existing Convertible Notes in effect as of the Closing Date and any extensions, renewals, or replacements thereof, provided that such extensions, renewals, or replacements do not provide for the payment of any cash interest and mature at least ninety-one (91) days after the Maturity Date.
(h)
Indebtedness that represents extensions, renewals, refinancings, or replacements (“Refinance Indebtedness”) of any of the Indebtedness described in clauses (a), (c), (d) (as it pertains to Section 7.3), (e) and (f) (“Original Indebtedness”) if: (i) the Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness; (ii) any Liens securing that Refinance Indebtedness are not extended to any additional property; (iii) no Loan Party or any Subsidiary that was not originally obligated to repay that Original Indebtedness becomes obligated for that Refinance Indebtedness; (iv) the Refinance Indebtedness does not shorten the average weighted maturity of the Original Indebtedness; (v) the terms of the Refinance Indebtedness are not less favorable to the obligor than the original terms of the Original Indebtedness; and (vi) if the Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that applied to the Original Indebtedness.

(i)
Indebtedness not to exceed $12,000,000 in the aggregate principal amount with respect to the DSKY NMTC Transaction.
(j)
The Term Loan Debt not to exceed $180,000,000 or such greater amount as the parties thereunder may agree, provided that at all times such Term Loan Debt is subject to the Intercreditor Agreement, and any Permitted Term Loan Refinancing.
(k)
Indebtedness incurred by DSI under new convertible notes (“New Convertible Notes”), which shall (i) be unsecured, (ii) mature at least ninety-one (91) days after the Maturity Date and (iii) have no material terms (other than interest rate) applicable to such new convertible notes, taken as a whole, materially more favorable to the holders thereof than the terms that are applicable under the documents governing the Existing Convertible Notes.
(l)
Indebtedness incurred in the ordinary course of business with respect to (i) Finance Lease Obligations and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with acquisition of equipment); provided that any such Indebtedness shall, as applicable, be secured only by the asset subject to such Finance Lease Obligation or by the asset acquired in connection with the incurrence of such Indebtedness, in each case together with proceeds of any disposition thereof.
(m)
Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business.
(n)
[reserved].
(o)
Indebtedness which may be deemed to exist pursuant to any guaranties, letters of credit, performance, bid, surety, statutory, appeal or similar obligations incurred in the ordinary course of business.
(p)
Indebtedness incurred in the ordinary course of business in respect of and including credit card, debit card or purchasing cards, netting services, overdraft protections and otherwise in connection with deposit accounts.
(q)
(i) guarantee obligations of Meredian, Inc. with respect to Indebtedness owed by Meredian Bioplastics, Inc., so long as such guarantee obligations are recourse solely to the Equity Interests of Meredian Bioplastics, Inc. owned by Meredian, Inc. and (ii) guarantee obligations of Danimer Scientific Holdings, LLC (or the then holder of the equity of Novomer, Inc. or any other entity into which Novomer, Inc. has transferred all or a portion of its assets pursuant to a Permitted Restructuring Transaction) with respect to Indebtedness owed by Novomer, Inc. (or such successor entity pursuant to a Permitted Restructuring Transaction), so long as such guarantee obligations are recourse solely to the Equity Interests of Novomer, Inc. (or such successor entity pursuant to a Permitted Restructuring Transaction).
(r)
unsecured Indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed (x) $500,000 or (y) in any amount so long as such Indebtedness (i) does not require any amortization, (ii) interest thereunder is solely paid in kind, (iii) matures at least ninety-one (91) days after the Maturity Date, and (iv) is subject to a subordination agreement acceptable to the Administrative Agent, provided that in such case, immediately after giving effect to such Indebtedness, there would not result an Event of Default hereunder.
SECTION 7.9.
Business. Change in any material respect the nature of the business that it engaged in on the Closing Date.

SECTION 7.10.
Affiliate Transactions. Directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, any Affiliate (except transactions in the ordinary course of business that existed on the Closing Date and are listed on Schedule 7.10, and other transactions on an arm’s length basis that are on terms no less favorable than terms that could be obtained from a Person who is not an Affiliate).
SECTION 7.11.
[Reserved].
SECTION 7.12.
Subsidiaries; Partnerships; and Disqualified Stock.
(a)
Form or acquire any Subsidiary after the Closing Date, except for a Permitted Restructuring Transaction, unless (i) that Subsidiary expressly becomes a Loan Party and becomes jointly and severally liable for the Obligations; (ii) the Administrative Agent has received all documents and due diligence (including legal opinions) it may require; (iii) the Subsidiary grants the Administrative Agent, for the benefit of the Secured Parties, first-priority perfected Liens in its present and future Collateral; and (iv) the Administrative Agent and each Lender has received all documentation and other information (including all organizational documents) with respect to such Subsidiary that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. If the Administrative Agent allows a Subsidiary to become a Borrower, none of its assets may be included in the Borrowing Base until the Administrative Agent has conducted a field examination and makes that determination in its discretion.
(b)
Enter into any partnership, joint venture, or similar agreement.
(c)
Issue any Disqualified Stock.
SECTION 7.13.
Fiscal Year and Accounting Changes. Change its fiscal year-end from December 31 or make any material change (a) in accounting treatment and reporting practices (except as required by GAAP) or (b) in tax reporting treatment (except as required or permitted by law).
SECTION 7.14.
Pledging Credit. Pledge Lenders’ credit on any purchase or for any purpose.
SECTION 7.15.
Amending Charter Documents. Amend, modify, or waive any term or provision of its Charter Documents (except amendments, modifications, and waivers that are not material or adverse to the Administrative Agent or the Lenders).
SECTION 7.16.
ERISA. Become part of a Controlled Group or create, maintain, or become obligated to contribute to any Plan or Multiemployer Plan.
SECTION 7.17.
Prepaying Indebtedness. Except as permitted under Section 7.8 or in connection with a Permitted Term Loan Refinancing, at any time, directly or indirectly (including by establishing any sinking fund for any Indebtedness) (i) voluntarily prepay any Indebtedness (including the Term Loan Debt, the Existing Convertible Notes and New Convertible Notes) other than to the Administrative Agent or any Lender, or (ii) voluntarily repurchase, redeem, retire, or otherwise acquire any Indebtedness (including the Term Loan Debt, the Existing Convertible Notes and New Convertible Notes). For the avoidance of doubt, this Section 7.17 shall not apply to any mandatory prepayments of Indebtedness (including the Term Loan Debt, the Existing Convertible Notes and New Convertible Notes).
SECTION 7.18.
[Reserved].

SECTION 7.19.
Anti-Corruption Laws; Sanctions. At any time: (a) directly or through its Affiliates or agents, conduct any business or engage in any transaction or deal with any Sanctioned Person, including making or receiving any funds, goods, or services to or for the benefit of any Sanctioned Person; (b) directly or through its Affiliates or agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under Executive Order No. 13224; (c) directly or through its Affiliates or agents, engage in or conspire to engage in any transaction that evades or avoids (or whose purpose is to evade or avoid), or attempts to violate, any of the prohibitions in Executive Order No. 13224, the USA Patriot Act, or any other Anti-Terrorism Law; or (d) not deliver to the Administrative Agent any certification or other evidence requested by the Administrative Agent in its sole judgment confirming each Loan Party’s compliance with this Section. No Borrower will request any Loan, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan (i) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.
SECTION 7.20.
Modification of Term Loan Documents. Amend, modify, or waive any term or provision of any Term Loan Agreement that would materially adversely affect the Administrative Agent or the Lenders, except as set forth in the Intercreditor Agreement.
SECTION 7.21.
[Reserved].
ARTICLE VIII.

CONDITIONS PRECEDENT
SECTION 8.1.
Conditions to Initial Loans. The obligation of each Lender to make Loans and Advances on the Closing Date is subject to its satisfaction of each of the following conditions precedent (unless otherwise waived by the Administrative Agent in writing):
(a)
Loan Documents. The Administrative Agent has received all documents, searches, abstracts, and information required by the Administrative Agent (including fully-executed counterparts of each Loan Document that requires a signature).
(b)
Collateral and Security. All Collateral items required to be physically delivered to the Administrative Agent under the Loan Documents have been delivered (accompanied by any transfer instruments requested by the Administrative Agent) or arrangements satisfactory to the Administrative Agent for delivery are in place. All taxes, fees, Expenses, and other charges have been paid in full that relate to (i) the Collateral, (ii) incurring the Obligations, and (iii) delivering the Loan Documents.
(c)
Searches. The Administrative Agent has received accurate and complete copies of all Lien, pending suit, title, background investigation, and other searches required by the Administrative Agent, showing the absence of all Liens other than Permitted Liens.
(d)
Filings; Registrations; and Recordings. Each document required by the Loan Documents, by law (including UCC financing statements), or requested by the Administrative Agent to be filed, registered, or recorded to create or perfect in the Administrative Agent’s favor a Lien on the Collateral has been properly filed, registered, or recorded in each jurisdiction where filing, registration, or recordation is required or requested, and all actions necessary to perfect and protect the Administrative Agent’s Liens have been taken.

(e)
Organizational Proceedings. The Administrative Agent has received a copy of the resolutions of each Loan Party’s board of directors, managers, or members authorizing (i) executing, delivering, and performing the Loan Documents and (ii) granting the Liens on the Collateral.
(f)
Incumbency Certificates. The Administrative Agent has received a certificate of each Loan Party’s Secretary, Manager, or other officer acceptable to the Administrative Agent as to the incumbency and signature of the Secretary, Manager, or officer and each Loan Party’s Authorized Officers.
(g)
Charter Documents. The Administrative Agent has received complete copies of (i) each Loan Party’s Charter Documents (certified by the Secretary of State or other appropriate official of that entity’s jurisdiction of formation, incorporation, or organization) and (ii) each Loan Party’s governance documents.
(h)
Good Standing. The Administrative Agent has received copies of good standing certificates (or other analogous certificates) for each Loan Party dated not more than ten (10) days before the Closing Date in each jurisdiction where each Loan Party is required to be in good standing (or other analogous status).
(i)
Legal Opinion. The Administrative Agent has received an executed legal opinion from the Loan Parties’ counsel covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request, which legal opinion shall be addressed to the Administrative Agent and each of the Lenders.
(j)
No Litigation. No litigation, investigation, or proceeding is pending or, to any Loan Party’s knowledge, threatened against any Loan Party (or against its officers, directors, or managers), (i) in connection with the Loan Documents or (ii) that could (as determined in the Administrative Agent’s Discretion) have a Material Adverse Effect. No injunction, writ, or restraining order has been issued by any Governmental Body that is adverse to any Loan Party (or its business) or is inconsistent with the Loan Documents.
(k)
Collateral and Account Examination. The Administrative Agent has (i) completed Collateral examinations (including a roll-forward examination) and received appraisals (all of which must be satisfactory to the Administrative Agent in its discretion) and (ii) reviewed all books and records in connection with the Collateral.
(l)
Fees. The Administrative Agent has received all fees and Expenses payable to the Administrative Agent and Lenders.
(m)
Financial Statements; Projections. The Administrative Agent has received and found satisfactory the financial statements and the Projections required by Section 5.6(b).
(n)
Insurance. The Administrative Agent has received evidence that each Loan Party has the insurance required by the Loan Documents and that the Administrative Agent is listed as lender-loss-payee and additional-insured (as required by the Administrative Agent) with respect to all insurance relating to the Collateral.
(o)
Deposit Accounts. The Administrative Agent has received (i) agreements establishing the Cash Concentration Accounts and all other required accounts; (ii) a Control Agreement for each deposit account of the Loan Parties that constitutes Collateral (other than any Excluded Account); and (iii) evidence that Borrowers have directed all Account Debtors to make all payments to a Cash Concentration Account, as applicable.

(p)
Consents. The Administrative Agent has received all Consents and Waivers required by it.
(q)
No Adverse Material Change. Since December 31, 2022, no event, condition, or state of facts has occurred that could reasonably be expected to have a Material Adverse Effect. No representations made or information supplied to the Administrative Agent by any Loan Party or its agents or representatives has turned out to be inaccurate or misleading in any material respect.
(r)
Contract Review, Management Review, and Capital Structure. The Administrative Agent (i) is satisfied with all Material Business Agreements, customer contracts, and the Loan Parties’ legal and capital structure, and (ii) has obtained satisfactory background investigation reports with respect to the senior management of key investors of the Loan Parties.
(s)
Existing Indebtedness. The Administrative Agent has received (i) a satisfactory payoff letter for any existing Indebtedness to be paid on the Closing Date and (ii) evidence that, except for Permitted Liens, there will be no Liens on any Loan Party’s Collateral.
(t)
Interest Rate Protection. If required by the Administrative Agent, Borrowers have entered into Hedging Contracts acceptable to the Administrative Agent.
(u)
Undrawn Availability. After giving effect to the initial Loans and Advances and all other Closing Date transactions, Borrowers’ Undrawn Availability is at least $1,500,000.
(v)
Term Loan Documents. The Administrative Agent has received from the Term Loan Agent duly executed Intercreditor Agreements, pursuant to which the Liens of Term Loan Agent in the Loan Parties’ ABL Priority Collateral are subordinated to the Liens of the Administrative Agent in the ABL Priority Collateral on terms satisfactory to the Administrative Agent in its sole discretion.
(w)
DSKY NMTC Consents. Borrower shall deliver a copy of the DSKY NMTC Consents to the Administrative Agent.
(x)
Other.
(y)
All corporate and other proceedings (and all documents, instruments, and other matters in connection with the transactions contemplated by the Loan Documents) must be satisfactory in form and substance to the Administrative Agent and its counsel.
(ii)
The Administrative Agent and each Lender have received all documentation and other information with respect to the Credit Parties that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(iii)
(A) The Administrative Agent has received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may request, all in form and substance satisfactory to the Administrative Agent and (B) if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender shall have received a Beneficial Ownership Certification in relation to such Loan Party.

Without limiting the generality of the provisions of this Section 8.1, for purposes of determining compliance with the conditions specified in this Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.2.
Conditions to Each Loan and Advance. The obligation of each Lender to make any Loan or Advance (including Loans and Advances on the Closing Date) is subject to the satisfaction of the following conditions precedent on the date each Advance or Loan is requested and made:
(a)
Representations and Warranties. Each representation and warranty made by each Credit Party in (or in connection with any Loan Document) is true, correct, and complete in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true, correct, and complete in all respects) with the same effect as though made on and as of the date of the Loan or Advance (it being understood that any representation or warranty that by its terms is made as of a specified date is required to be true and correct only as of that specified date).
(b)
No Default. No Default Condition exists or would exist after giving effect to the requested Advances or Loans (but nonetheless the Lenders may in their discretion continue to make Advances or Loans, and if it does so that does not (1) waive any Event of Default or Default, (2) establish a course of dealing, or (3) obligate any Lender to make any other Advances or Loans).
(c)
Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate.
(d)
Maximum Advances. After giving effect to the requested Advance or Loan, the aggregate Revolving Exposure does not exceed the Maximum Borrowing Amount.

Each Advance or Loan request is a representation and warranty by each Loan Party that each condition precedent to the Advance or Loan has been met on the date the Advance or Loan is requested and received.

ARTICLE IX.

INFORMATION AS TO THE LOAN PARTIES

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

SECTION 9.1.
Disclosure. Promptly report to the Administrative Agent all matters materially affecting the value, enforceability, or collectability of any portion of the Collateral (including any Lien or claim asserted against the Collateral, any loss, damage, or destruction to any material amount of Collateral, any Loan Party’s reclamation or repossession of any Collateral, the return to any Loan Party of a material amount of goods, or if any Account Debtor asserts any claims or setoffs against Accounts that exceed $500,000 in the aggregate).

SECTION 9.2.
Schedules.
(a)
Monthly Schedules. The Loan Party Representative must deliver to the Administrative Agent on or before the fifteenth (15th) day of each month, in each case for the prior month (except as otherwise provided below):
(i)
a detailed accounts receivable aging including all invoices aged by invoice date (reconciled to the general ledger, the financial statements delivered pursuant to Section 9.6 and the Borrowing Base Certificate);
(ii)
a schedule detailing all Account dilution;
(iii)
a detailed accounts payable aging including all accounts payable aged by invoice date (reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6);
(iv)
an Inventory Report (which must include a lower of cost or market calculation), reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6;
(v)
a Borrowing Base Certificate (that is calculated as of the last day of the prior month and which is not binding on the Administrative Agent);
(vi)
copies of monthly bank statements for each bank account (other than any Excluded Account, provided, however the Loan Party Representative shall deliver copies of monthly bank statements for each bank account listed on Schedule 1.2(d) including any de minimus accounts) maintained by the Loan Parties with a reconciliation statement (including reconciled to the financial statements delivered pursuant to Section 9.6);
(vii)
a detailed accounts receivable roll-forward report;
(viii)
the outstanding principal amount of the Existing Convertible Notes and the New Convertible Notes as of the end of such month; and
(b)
Weekly Schedules. The Loan Party Representative must deliver to the Administrative Agent with each request for an Advance, and to the extent the Revolving Exposure is greater than $0, no less frequently than one time in every seven (7)-day period, an interim Borrowing Base Certificate (that is calculated as of one (1) Business Day preceding the date such interim Borrowing Base Certificate is delivered and which is not binding on the Administrative Agent) reflecting all activity (sales, collections, credits, credit memos, Inventory purchases, etc.) impacting Borrowers’ Accounts in the applicable Specified Period.
(c)
Additional Schedules. The Loan Party Representative must deliver to the Administrative Agent at such intervals as the Administrative Agent may require: (i) assignment schedules; (ii) copies of Account Debtor invoices; (iii) evidence of shipment and delivery of Goods (including, without limitation, executed and dated bills of lading, vendor invoices, proof of FOB shipping point on the purchase order or invoice, tracking information); and (iv) such further schedules, documents, and information as the Administrative Agent may require (including trial balances and test verifications). The Administrative Agent may confirm and verify Accounts by any manner and through any medium it chooses. All items, reports, and information under this Section must be (x) satisfactory to the Administrative Agent in its discretion, (y) executed by the Loan Party Representative, and (z) timely delivered to the Administrative Agent.
SECTION 9.3.
Notice of Suits and Adverse Events. Furnish the Administrative Agent with immediate notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to any Loan Party’s operation of its business; (b) any refusal by any Governmental Body or any other Person to renew or extend any Consent; (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person (but only if (i) a report indicates any material adverse change in any Loan Party’s business, operations, affairs, or condition or (ii) if copies are requested by the Administrative Agent); and (d) copies of any material notices and other communications from any Governmental Body that specifically relate to any Credit Party or any Collateral. The Borrowers may satisfy their obligation to deliver any information required by this Section 9.3 by filing such information electronically with the SEC and, if so filed, shall be deemed to have been delivered to the Administrative Agent on the date on which such documents are posted on a public available website maintained by or on behalf of the SEC for access to documents filed in the EDGAR database.

SECTION 9.4.
Material Events. Promptly notify the Administrative Agent in writing if any of the following occur: (a) any Default Condition; (b) any default by any party under any Material Business Agreement; (c) any event, development, or circumstance that could reasonably be expected to cause any financial statement, projection (including the Projections), Borrowing Base Certificate, or other information or report furnished to the Administrative Agent to be untrue or misleading in any material respect (including anything that could reasonably be expected to cause any financial statement to not present fairly in any material respect, in accordance with GAAP consistently applied, the Loan Parties’ financial condition or operations on a consolidated basis); (d) each default by any Loan Party under any Indebtedness (including the Term Loan Agreement); (e) the commencement or threat in writing of any litigation, suit, or administrative proceeding affecting any Credit Party or the Collateral (whether or not the claim is covered by insurance); and (f) any other development that could reasonably be expected to have a Material Adverse Effect.
SECTION 9.5.
Annual Financial Statements. Furnish the Administrative Agent within one hundred twenty (120) days after the end of DSI’s fiscal year (beginning, for the avoidance of doubt, with the fiscal year ending December 31, 2023), DSI’s audited financial statements on a consolidated basis (including statements of income, stockholders’ equity, and cash flow from the beginning of the current fiscal year to the end of the current fiscal year) and the balance sheet as at the end of the fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification by an independent certified public accounting firm selected by the Loan Parties and satisfactory to the Administrative Agent in its Discretion. In addition, these financial statements must be accompanied by a Compliance Certificate.
SECTION 9.6.
Monthly Financial Statements. Furnish the Administrative Agent (i) within thirty (30) days after the end of each fiscal month (for all months that are not a fiscal quarter end) and (ii) within forty-five days after the end of each fiscal quarter, (a) DSI’s unaudited balance sheet on a consolidated basis and DSI and its subsidiaries’ related unaudited statements of income, stockholders’ equity and cash flow on a consolidated basis reflecting the results of operations from the beginning of the fiscal month to the end of the month (and for the month) or from the beginning of the fiscal quarter to the end of the fiscal quarter (and for the quarter), as applicable, in each case, prepared on a basis consistent with prior practices and complete and correct in all material respects (subject to normal and recurring year-end adjustments that individually and in the aggregate are not material) and setting forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 9.8 for the current fiscal year, and (b) a written report setting forth, on a week-by-week basis, the Loan Parties’ projected borrowing needs and borrowing availability for the thirteen (13)-week period commencing as of the end of the fiscal month for which financial statements are delivered pursuant to clause (a) above, which report shall be in form and substance satisfactory to the Administrative Agent in its sole discretion. In addition, these financial statements must be accompanied by a Compliance Certificate.
SECTION 9.7.
Additional Information.
(a)
Promptly furnish the Administrative Agent with any additional information that the Administrative Agent may reasonably request in its discretion, as well as (i) copies of all environmental audits and reviews; (ii) at least thirty (30) days’ prior written notice of any Loan Party opening any new place of business, closing any existing place of business, or changing its legal name, entity type, or jurisdiction of organization, incorporation, or formation; (iii) immediately upon any Loan Party’s learning thereof, notice of any material labor dispute, strike, or walkout affecting any Loan Party and ninety (90) days’ prior written notice of the expiration of any labor contract binding on any Loan Party; (iv)(A) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as the Administrative Agent may reasonably request and (B) information and documentation requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws; (v) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate; (vi) with respect to any ABL Priority Collateral, as promptly as practicable after acquiring, developing, or obtaining a license for any computer software programs necessary to track and reconcile the Collateral, authorization codes to the Administrative Agent such that the Administrative Agent is able to, at all times, have read access to such computer software programs; and (vii) any written complaint or citation from any relevant governmental authority that threatens to shut down any portion of the business or operations of Loan Parties or otherwise restrict the operations of any Loan Party, in each case that could reasonably be expected to result in liability to any Loan Party.
(b)
Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said commission, as applicable; provided, that at any time DSI is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Ac, the Borrowers may satisfy their obligation to deliver the financial statements and any other information required by this Agreement by filing such information electronically with the SEC and, if so filed, shall be deemed to have been delivered to the Administrative Agent on the date on which such documents are posted on a public available website maintained by or on behalf of the SEC for access to documents filed in the EDGAR database.
SECTION 9.8.
Projected Operating Budget and Availability Forecast. Furnish the Administrative Agent no later than thirty (30) days after the beginning of each fiscal year of DSI (beginning with the first fiscal year after the Closing Date), DSI’s month-by-month projected operating budget and cash flows on a consolidated basis for the fiscal year (including for each month an income statement, a cash flow statement, and a balance sheet and availability projection). The projections under this Section must be accompanied by a certificate signed by the Loan Party Representative’s Authorized Officer stating that the projections and forecasts were prepared using sound financial planning practices consistent with past budgets and financial statements, and that the officer has no reasonable basis to question the reasonableness of any assumptions on which the projections and forecasts were prepared. Loan Parties acknowledge that no less than annually, the Administrative Agent will order which shall be Expenses), and Loan Parties shall cooperate with the Administrative Agent in ordering, (a) copies of good standing certificates (or other analogous certificates) for each Loan Party from each jurisdiction where each Loan Party is required to be in good standing or other analogous status), and (b) background checks regarding senior management which shall be limited to the CEO, CFO and President of the Loan Parties, as the Administrative Agent determines in its discretion.
SECTION 9.9.
Electronic Reporting. Unless otherwise agreed in writing by the Administrative Agent, all items and information required to be submitted by the Loan Parties under this Article must be delivered to the Administrative Agent by the specific method of Approved Electronic Communication designated by the Administrative Agent. All information sent by Approved Electronic Communication is treated as an authenticated record sent by the individual and entity whose electronic mail address is provided on the communication as “sender” or initiating party. In addition to Approved Electronic Communications, the Administrative Agent may from time to time require that items and information be provided to the Administrative Agent in physical form.

Lender Information Requests. To the extent any Lender shall make a request in writing to the Administrative Agent for any information in respect of this Agreement that the Administrative Agent is permitted or authorized to request under the terms of the Loan Documents, then the Administrative Agent shall request from the Loan Parties such information and, upon receipt of the same, promptly deliver the same to such requesting Lender.

ARTICLE X.

EVENTS OF DEFAULT

Each of the following events is an “Event of Default”:

SECTION 10.1.
Payment. Any Credit Party does not pay (a) any principal when due (whether at maturity, by acceleration, or otherwise), or (b) any other Obligation when due (whether at maturity, by acceleration, or otherwise).
SECTION 10.2.
Misrepresentation. Any representation or warranty made or deemed as having been made by any Credit Party in any Loan Document, any related agreement, or in any certificate, document, or financial or other statement furnished to the Administrative Agent or any Lender is misleading in any respect on the date when made or treated as having been made.
SECTION 10.3.
[Reserved]
SECTION 10.4.
Liens. Any Lien (other than Permitted Liens), levy, assessment, injunction, or attachment is issued against any of any Loan Party’s Collateral.
SECTION 10.5.
Covenant Breaches.
(a)
Any Credit Party does not perform, keep, or observe any term, provision, condition, or covenant in (i) Article IV, Section 6.1(b) (as to existence), Sections 6.3, 6.6, 6.7, 6.8, 6.11, Article VII, Sections 9.2, 9.4, 9.5, 9.6, 9.8, or 9.8 or (ii) Section 9.1 or Section 9.3 and such failure shall remain unremedied for two (2) days.
(b)
Any Credit Party does not perform, keep, or observe any term, provision, condition, or covenant in this Agreement or in any Loan Document or in any other agreement with the Administrative Agent or any Lender (other than those referred to in the immediately preceding clause (a) or elsewhere in this Article X), and such failure shall remain unremedied for fifteen (15) days after the earlier of (i) any officer of a Loan Party becomes aware of such failure, or (ii) notice thereof shall have been given to the Loan Party Representative by the Administrative Agent or any Lender.

SECTION 10.6.
Judgments. Any judgment or judgments are rendered or judgment liens are filed against any Credit Party (or any of its property) that are final and non-appealable for an aggregate amount exceeding $1,000,000 that are either not fully covered by insurance or, within 30 days, are not to the Administrative Agent’s satisfaction satisfied, stayed, discharged of record, or bonded.
SECTION 10.7.
Insolvency. Any Credit Party: (a) becomes insolvent; (b) is unable, or admits in writing its inability, to pay its debts as they become due; (c) makes a general assignment for the benefit of creditors or to a liquidation agent; (d) files on its behalf or consents to an Insolvency Proceeding; (e) has an Insolvency Proceeding filed or instituted against it that is not dismissed within 60 days after it is filed or instituted; (f) applies to a court for the appointment of a receiver, trustee, or custodian for any of its assets; (g) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); or (h) commences a self-liquidation of its assets. If an involuntary proceeding arises under Title 11 of the United States Code, neither the Administrative Agent nor any Lender has any obligation to continue any financing from and after the proceeding begins.
SECTION 10.8.
Material Adverse Effect. A Material Adverse Effect occurs.
SECTION 10.9.
The Administrative Agent’s Lien Priority. For any reason, other than any acts or failures to act of the Administrative Agent, any Lien created under any Loan Document is not a valid, perfected, first-priority Lien on the ABL Priority Collateral or such Lien shall be asserted by any Loan Party not to be a valid, perfected, first-priority Lien.
SECTION 10.10.
Breaches under Material Business Agreements. Any default occurs under any Material Business Agreement that any Loan Party is a party to, that is not cured within any applicable cure period, and that could reasonably be expected to have a Material Adverse Effect.
SECTION 10.11.
Cross Default. With respect to any Indebtedness with a balance of $1,000,000 or more (including the Term Loan Debt) (a) any Loan Party (whether as primary obligor or as a guarantor or other surety) does not pay any principal or interest when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) after any cure period or (b) a default exists under that Indebtedness and the holder of the Indebtedness accelerates the Indebtedness.
SECTION 10.12.
Change of Control. A Change of Control occurs, unless the same has been consented to by the Administrative Agent.
SECTION 10.13.
Invalidity. (a) Any provision of any Loan Document is not, for any reason, at all times valid, binding, and enforceable with respect to, each Credit Party and each other Person party thereto, or (b) any Credit Party claims in writing that any provision of any Loan Document is not, for any reason, valid, binding, and enforceable on such Credit Party.
SECTION 10.14.
Destruction of Collateral. Any material portion of the Collateral is seized or taken by a Governmental Body without just compensation.
SECTION 10.15.
Guarantor Repudiation. (a) Any Guaranty of any of the Obligations is not in full force and effect; (b) any action is taken by a Loan Party to discontinue or to assert that any Guaranty of any of the Obligations is not in full force and effect; (c) any Guarantor of any of the Obligations does not comply with any of the terms or provisions of its Guaranty or any other default occurs under any Guaranty; or (d) any Guarantor of any of the Obligations denies or gives the Administrative Agent notice that it does not have any further liability under any Guaranty other than in connection with a termination and discharge of this Agreement.

SECTION 10.16.
Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Credit Party, or any of its or their officers or directors, under any applicable law where the relief, penalties, or remedies sought or available are a felony or include the forfeiture of more than $1,000,000 of property of any Credit Party or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Credit Party of its business in the ordinary course.
SECTION 10.17.
Hedging Contracts. If any event of default, termination event, or other similar event occurs under any Hedging Contract that a Loan Party is a party to.
SECTION 10.18.
Intercreditor Agreements.
(a)
Any Borrower shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, or (B) that the Intercreditor Agreement exists for the benefit of the Administrative Agent and Lenders.
ARTICLE XI.

LENDER’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT
SECTION 11.1.
Rights and Remedies. When an Event of Default occurs under Section 10.7, all Obligations are immediately due and payable and the Lenders’ obligation to make Loans or Advances immediately terminates. When any Event of Default exists, the Administrative Agent (and each Lender, as applicable) has all rights and remedies provided under the Loan Documents, by law, and under all other existing and future agreements between the Administrative Agent (or the Lenders, as applicable) and any Credit Party. All rights and remedies are cumulative. Without limiting the preceding, when an Event of Default exists, the Administrative Agent may, at its election (and shall, at the written request of the Required Lenders), without notice and without demand, do any one or more of the following (all of which are authorized by the Loan Parties):
(a)
Declare all Obligations immediately due and payable.
(b)
Direct the Lenders to stop making Loans or Advances.
(c)
Terminate the Administrative Agent and each Lender’s future obligations to any Loan Party (which does not affect the Administrative Agent’s or any Lender’s rights, the Administrative Agent’s Liens on the Collateral, or the Obligations), including without limitation, by declaring the Revolving Commitments to be terminated, whereupon such Revolving Commitments and obligation shall be terminated.
(d)
Reduce or condition the Revolving Commitments.
(e)
Settle or adjust disputes and claims directly with Account Debtors for amounts and on terms that the Administrative Agent determines in its discretion (and the Administrative Agent will credit Borrowers’ Loan Account with only the net-cash amounts received by the Administrative Agent after deducting all Expenses).
(f)
Direct the Loan Parties to hold and segregate all returned Inventory in trust for the Administrative Agent.
(g)
Make payments and do acts that the Administrative Agent considers necessary or appropriate in its discretion to protect and preserve its Lien on the Collateral. If requested by the

Administrative Agent, the Loan Parties must assemble the Collateral, deliver the Collateral to any location specified by the Administrative Agent, or allow the Administrative Agent or its agents to pick up the Collateral.
(h)
Without retaining any Collateral in satisfaction of an obligation (within the meaning of Section 9-620 of the UCC), the Administrative Agent may hold or set off and apply to the Obligations any: (i) balances and deposits of any one or more of the Loan Parties held by the Administrative Agent (including any amounts received in a lockbox, blocked account, or a Cash Concentration Account); (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Administrative Agent; and (iii) all of each Loan Party’s balances and deposits held or controlled by the Administrative Agent (including any amounts received in a lockbox, blocked account, or a Cash Concentration Account).
(i)
Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Subject to the terms of the Intercreditor Agreement, the Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Loan Party’s Intellectual Property (including, without limitation, all proprietary computer software programs) and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Loan Parties’ rights under all licenses, all franchise agreements, and all proprietary computer software programs may be used by the Administrative Agent without cost.
(j)
Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as the Administrative Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any sale. The Administrative Agent will give notice of the disposition of the Collateral as required by law. Any deficiency that exists after disposition of the Collateral as provided above must be paid immediately by the Loan Parties. Any excess will be remitted without interest by the Administrative Agent to the party or parties legally entitled to the excess.
(k)
Credit bid and purchase at any public sale.
(l)
The Administrative Agent is entitled to the immediate appointment of a receiver for all or any part of the Collateral (whether the receivership is incidental to a proposed sale of the Collateral under the UCC or otherwise). Each Loan Party consents to the appointment of a receiver without notice or bond, to the fullest extent not prohibited by applicable law, and waives all notices of and defenses to the appointment of a receiver and may not oppose any application the Administrative Agent makes for the appointment of a receiver. At the Administrative Agent’s option the receivership may continue until the Obligations are fully satisfied and performed.
(m)
The Administrative Agent shall have the right to appoint an advisor to the Loan Parties, at the sole expense of the Loan Parties, on such terms and periods as determined by the Administrative Agent in its Discretion.

In addition the Administrative Agent has all rights and remedies provided by law or in equity and any rights and remedies contained in the Loan Documents. The exercise or non-exercise of any right or remedy does not preclude the exercise of any other right or remedy. All rights and remedies are cumulative. The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any Expenses incurred by the Administrative Agent, second to any reimbursable Expenses incurred by any Lender, and then to the remainder of the Obligations in such order of application as the Administrative

Agent may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency. Neither the Administrative Agent nor any Lender shall accept or consent to the acceptance of any Collateral, or non-cash proceeds of any such Collateral, in partial or full satisfaction of the Obligations, except with the prior written consent of the Administrative Agent and all Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 11.2.
No Waiver. No delay on the Administrative Agent’s (or any Lender’s, if applicable) part in exercising any right, power, or privilege under this Agreement or any Loan Document is a waiver, nor does any single or partial exercise of any right, power, or privilege under this Agreement or otherwise preclude the exercise of any other right, power, or privilege.
ARTICLE XII.

WAIVERS AND JUDICIAL PROCEEDINGS
SECTION 12.1.
Notice Waiver. To the fullest extent not prohibited by law, each Loan Party waives all notices and demands that it would otherwise be entitled to receive (including non-payment of any of the Accounts, demand, presentment, protest, notice of acceptance, notice of Loans or Advances made, credit extended, or Collateral received or delivered).
SECTION 12.2.
Delay. Any delay or omission by the Administrative Agent (or any Lender, if applicable) in exercising any right, remedy, or option does not waive that right (or any other right, remedy, option, or default).
SECTION 12.3.
Jury Waiver. EACH PERSON PARTY HERETO EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY ANY SUCH PERSON AGAINST ANOTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PERSON PARTY HERETO EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.
ARTICLE XIII.

EFFECTIVE DATE AND TERMINATION
SECTION 13.1.
Term. This Agreement inures to the benefit of, and is binding on, the respective successors and permitted assigns of each Loan Party, the Administrative Agent, each Lender, and their respective successors and assigns permitted hereby, is effective on the Closing Date, and continues in full force and effect until the Termination Date unless sooner terminated as provided in this Agreement. Without limiting Section 11.1, (a) the Revolving Commitment expires on the Maturity Date, and (b) all Obligations must be paid in full by Borrowers on the Maturity Date. Borrowers may terminate this Agreement with at least ninety (90) days’ prior written notice to the Administrative Agent by (1) paying all Obligations in full (including the Prepayment Fee in the following sentence) or partial reduction; and (2)

paying in full (or, at the Administrative Agent’s election, cash collateralizing to its satisfaction) Hedging Obligations. If for any reason this Agreement is terminated in full (the Revolving Commitment at such time being referred to as the “Facility Termination Amount”) or the Revolving Commitment is permanently reduced (the amount of such reduction being referred to as the “Revolving Commitment Reduction”) before the Termination Date (including under Sections 13.1 and 11.1), Borrowers must pay the Administrative Agent, for the account of the Lenders, a termination premium (the “Prepayment Fee”) equal to:

Period during which early termination occurs	Prepayment Fee
On or before the first anniversary of the Closing Date	3% of the Facility Termination Amount or the Revolving Commitment Reduction, as applicable
After the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date	2% of the Facility Termination Amount or the Revolving Commitment Reduction, as applicable
After the second anniversary of the Closing Date and on or before the Termination Date	1% of the Facility Termination Amount or the Revolving Commitment Reduction, as applicable

In addition to the foregoing, the Prepayment Fee is also due and payable: (i) in connection with any acceleration of the Loans or termination of this Agreement when an Event of Default exists during any of the applicable periods set forth above; (ii) if any Loan Party becomes subject to an Insolvency Proceeding and this Agreement is terminated or all Obligations are paid in connection with any Insolvency Proceeding; or (iii) in connection with payment of any Obligations by any trustee, receiver, interim receiver, administrator, custodian, debtor-in-possession, or other court appointed or legally authorized representative. The Loan Parties agree that the Prepayment Fee is a reasonable estimate of the Administrative Agent’s damages due to the early termination of this Agreement and the Loan Parties agree that the amount is reasonable under the current circumstances currently existing. The Prepayment Fee is part of the Obligations and is secured by the Collateral.

SECTION 13.2.
Termination. The termination of this Agreement does not affect any Loan Party’s Obligations arising before the effective Termination Date, and the Loan Documents remain in full force and effect until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). The Liens and rights granted to the Administrative Agent (including the financing statements) continue in full force and effect notwithstanding the termination of this Agreement or that the Loan Account may from time to time be in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). Accordingly, each Loan Party waives any rights that it may have under the UCC or other applicable law to require that the Administrative Agent file termination statements with respect to the Collateral unless and until this Agreement has been terminated in accordance with its terms, and all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). All indemnification obligations in the Loan Documents survive the termination of the Loan Documents and payment and performance of the Obligations in full. In addition, certain provisions of the Loan Documents remain in effect even after all Obligations are irrevocably paid and performed in full if expressly so provided.
ARTICLE XIV.

LOAN PARTY REPRESENTATIVE

SECTION 14.1.
Appointment and Relationship. The Loan Party Representative is appointed by each Loan Party as its contractual representative under each Loan Document and each Loan Party irrevocably authorizes the Loan Party Representative to act as the contractual representative with the rights and duties set forth in the Loan Documents. The Loan Party Representative agrees to act as such contractual representative. Additionally, each Loan Party appoints the Loan Party Representative as its agent to receive all Loan proceeds in its operating account and to promptly disburse the Loans to the appropriate Borrower. None of the Administrative Agent, any Lender, and none of their respective officers, directors, agents, or employees are liable to the Loan Party Representative or any Loan Party for any action taken or omitted to be taken by the Loan Party Representative or the Loan Parties under this Article.
SECTION 14.2.
Authority. Each Loan Party authorizes the Loan Party Representative on its behalf to execute and deliver to the Administrative Agent and the Lenders, as applicable, the Loan Documents and all related agreements, certificates, documents, and instruments as are necessary or appropriate to effect the purposes of the Loan Documents (including Borrowing Base Certificates and Compliance Certificates). Each Loan Party agrees that any action taken by the Loan Party Representative (or the other Borrowers) in accordance with the terms of the Loan Documents, and the Loan Party Representative’s exercise of its powers in the Loan Documents (together with such other powers as are reasonably incidental) are binding on all of the Loan Parties.
SECTION 14.3.
Notices. Each Loan Party and the Loan Party Representative must promptly notify the Administrative Agent if a Default Condition exists. Any notice of a Default Condition provided by the Administrative Agent to the Loan Party Representative is treated as notice to each Loan Party.
SECTION 14.4.
Joint and Several Obligations.
(a)
Each Loan Party is jointly and severally liable for all Obligations and this joint and several liability is not affected by any extensions, renewals, waivers, or forbearances granted by the Administrative Agent or any Lender, as applicable, the Administrative Agent’s or any Lender’s failure to give any Loan Party notice of any borrowing or any other notice, the Administrative Agent’s or any Lender’s failure to pursue or preserve its rights against any Loan Party or other Person, the Administrative Agent’s release of any Collateral, or any other defense available to a surety.
(b)
Each covenant, agreement, obligation, representation, and warranty of the Loan Parties contained in the Loan Documents is the joint and several undertaking of each Loan Party. Each Loan Party acknowledges that its obligations might be construed to be, at least in part, a guarantee of the Obligations of the other Loan Parties.
(c)
Each Loan Party states and acknowledges that: (i) the Loan Parties desire to utilize their borrowing potential on a consolidated basis as if they were merged into a single entity and that the Loan Documents establish credit facilities that would not otherwise be available to the Loan Parties if each Loan Party were not jointly and severally liable for the Obligations; (ii) it has determined that it will benefit specifically and materially from the Loans and Advances under this Agreement; (iii) it is both a condition precedent to the Administrative Agent’s and each Lender’s obligations and the desire of the Loan Parties that each Loan Party execute and deliver the Loan Documents to the Administrative Agent; and (iv) the Loan Parties have requested and bargained for the structure and terms of and security for the advances under the Loan Documents. If for any reason any Loan Party’s obligations under the Loan Documents (or if any Liens securing the joint and several Obligations), would, but for this Section, be unenforceable under applicable law, then the joint and several liability and each Lien is valid and enforceable to the maximum extent that would not cause the joint and several liability or Liens to be unenforceable under applicable law

(and the joint and several liability and each Lien is treated as having been automatically amended accordingly at all relevant times).
(d)
To the extent that any Loan Party, under this Agreement as a joint and several obligor or a Guarantor, repays any Obligations constituting either or both Loans or other Obligations incurred directly and primarily by any other Loan Party (an “Accommodation Payment”), then the Loan Party making an Accommodation Payment is entitled to contribution and indemnification from (and to be reimbursed by) each of the other Loan Parties in an amount, for each of the other Loan Parties, equal to a fraction of the Accommodation Payment, the numerator of which is the other Loan Parties’ Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any determination date the “Allocable Amount” of each Loan Party is equal to the maximum liability for Accommodation Payments that could be asserted against that Loan Party without: (i) rendering that Loan Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”); (ii) leaving that Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA; or (iii) leaving that Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims for contribution, indemnification, and reimbursement under this Section and applicable law are subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section, to the extent expressly inconsistent with other provisions of the Loan Documents, supersede the inconsistent provisions.
SECTION 14.5.
Cross Guaranty.
(a)
Notwithstanding that the Loan Parties are jointly and severally liable for all Obligations, if for any reason the Loan Parties are found in a final, non-appealable order not to be jointly and severally liable for all Obligations, then provisions of this Section apply and each Loan Party absolutely and unconditionally guarantees to the Administrative Agent and each Lender, and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of all Obligations (excluding Excluded Hedging Obligations). Each Loan Party’s Guaranty obligation is in addition to all other Guaranty obligations and is a payment and performance Guaranty (and not a collection Guaranty), and its obligations under this Section are absolute and unconditional, irrespective of, and not affected by:
(i)
The genuineness, validity, regularity, enforceability or any future amendment of, or change in, any other Loan Document or any other agreement, document, or instrument to which the other Loan Parties are or may become a party.
(ii)
The Administrative Agent or the Lenders, as applicable, not enforcing the Loan Documents (including this Section).
(iii)
The existence, value, or condition of any Collateral, the Administrative Agent not perfecting its Lien on any Collateral, the Administrative Agent releasing any Collateral, or any Person liable for the Obligations.
(iv)
Any other action or circumstances that could be a legal or equitable defense of a surety or guarantor.
(b)
The Administrative Agent does not have to proceed against any other Person (including any other Loan Party) or any Collateral before requiring payment by any one or more of the

Loan Parties. The Administrative Agent may proceed, before, after, or at the same time to enforce its rights under this Section and against any Collateral.
(c)
Each Loan Party waives and agrees that it may not at any time insist on, plead, or claim, or take the benefit or advantage of any laws, claims, or doctrines related to appraisal, valuation, stay, extension, marshaling, redemption, or exemption. Each Loan Party waives with respect to its obligations and with respect to any of the Obligations: (i) all defenses with respect to diligence, presentment, demand, maturity, extension of time, change in nature or form of the Obligations, acceptance, release of security, composition, or agreement arrived at as to the amount of, or the terms of, the Obligations, other than payment in full of the Obligations; (ii) notice of adverse change in the other Loan Parties’ financial condition; and (iii) any other fact that might increase the risk to that Loan Party. Each Loan Party also waives the benefit of all provisions of law that are or might be in conflict with the terms of this Section. Each Loan Party represents, warrants, and agrees that its obligations under this Section are not and will not be subject to any setoffs, defenses, or counterclaims. Each Loan Party’s obligations under this Section remain in full force and effect until the Obligations have been irrevocably paid and performed in full and the Loan Documents have been terminated (other than contingent obligations with respect to which no claim has been asserted or threatened). Each Loan Party is in the same position as a principal debtor with respect to the Obligations and expressly waives all rights it has and may have to require that the Administrative Agent or the Lenders, as applicable, proceed against any other Loan Party or any Collateral before proceeding against, or as a condition to proceeding against, that Loan Party. The parties acknowledge that, but for the provisions of this Section (including the waivers), none of the Administrative Agent or any Lender would enter into the Loan Documents.
(d)
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened), each Loan Party:
(i)
Subordinates and defers all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or any other rights that a surety could have against a principal, a guarantor, a maker, a co-maker, an obligor, an accommodation party, a holder, a transferee, and that a Loan Party may have against any Person (including another Loan Party) in connection with or as a result of a Loan Party performing its obligations under the Loan Documents or any other agreements.
(ii)
Irrevocably subordinates and defers any “claim” (as defined in the Bankruptcy Code) against any Person (including the other Loan Parties and any surety for any of the Obligations), either directly or as an attempted set off to any action instituted by the Administrative Agent against any Person (including the other Loan Parties).
(iii)
Acknowledges and agrees (x) that this subordination and deferral is intended to benefit the Administrative Agent and the Lenders and does not limit or otherwise affect that Loan Party’s liability or the enforceability of this Section and (y) that the Administrative Agent, each Lender, and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section.
(e)
If the Administrative Agent enforces its rights with respect to any Collateral (either by judicial foreclosure or by non-judicial sale or enforcement), the Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights, remedies, and benefits under this Section. If, in the exercise of any of its rights and remedies, the Administrative Agent forfeits any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws relating to “election of remedies”

or similar laws, the Loan Parties consent to that action by the Administrative Agent and waive any claim based on that action, even if the action by the Administrative Agent results in a full or partial loss of any subrogation or other rights that a Loan Party might otherwise have had but for the Administrative Agent’s action. Any election of remedies that results in the denial or impairment of the Administrative Agent’s right to seek a deficiency judgment against a Loan Party does not impair the other Loan Parties’ obligation to pay the full amount of the Obligations. If the Administrative Agent bids at any foreclosure sale, trustee sale, or at any private sale, the Administrative Agent may bid all or less than the amount of the Obligations and the amount of the Administrative Agent’s bid need not be paid by the Administrative Agent but will instead be credited against the Obligations. The amount of the successful bid at any such sale, whether by the Administrative Agent or any other bidder, is conclusively treated as the fair market value of the Collateral (and the difference between that bid amount and the remaining balance of the Obligations is conclusively treated as the amount of the Obligations guaranteed under this Section, notwithstanding that any law, court decision, or ruling may have the effect of reducing the amount of the deficiency claim but for bidding at any sale).
(f)
The Guaranty in this Section is a continuing Guaranty that remains in full force and effect until the Obligations are irrevocably paid and performed in full.
(g)
Each Loan Party’s liability under this Section is limited to an amount not to exceed on any determination date the greater of (i) or (ii):
(i)
The net amount of all Loans to or for the benefit of the other Loan Parties under this Agreement and then re-loaned or otherwise transferred to or directly benefiting the subject Loan Party.
(ii)
The Loan Party’s Allocable Amount, after taking into account, among other things, that Loan Party’s right of contribution and indemnification from the other Loan Parties under Section 14.4.
SECTION 14.6.
Waivers. Each Loan Party waives (i) all rights with respect to subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim that has or could have against the other Loan Parties or other Person directly or contingently liable for the Obligations, or against or with respect to the other Person’s (including any Loan Party’s) property (including, any property that is Collateral for the Obligations), arising in connection with the Loan Documents, until the Loan Documents are terminated and the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and (ii) any defense it may otherwise have to paying and performing the Obligations based on any contention that its liability under the Loan Documents is limited and not joint and several. The preceding waivers and all other waivers in the Loan Documents are a material inducement to the Administrative Agent’s and each Lender’s agreement to enter into the Loan Documents and to make Advances and other Loans.
ARTICLE XV.

MISCELLANEOUS
SECTION 15.1.
Governing Law.
(a)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK, PURSUANT TO NEW YORK GENERAL OBLIGATION LAW §5-1401 BUT WITHOUT REGARD TO ITS OTHER CONFLICTS OF LAW PRINCIPLES.
(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS THE ADMINISTRATIVE AGENT OR SUCH LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.
SECTION 15.2.
Location of Closing. Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent at 405 Lexington Ave, 59th Floor, New York, NY 10174. Each Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 8.1, to the Administrative Agent at 405 Lexington Ave, 59th Floor, New York, NY 10174. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.
SECTION 15.3.
Entire Understanding; Waivers of Defaults; Amendments.
(a)
This Agreement and the other Loan Documents (including all recitals) are the entire agreement among the parties related to the subject matter of the Loan Documents. The Loan Documents supersede all prior agreements, commitments (including any commitment letters), and understandings among the parties related to the subject matter of the Loan Documents.
(b)
Any promises, representations, warranties, or guarantees that may arise in the future among the parties are not effective unless they are in a writing signed by each Loan Party’s and the Administrative Agent’s or a Lender’s, as applicable, respective officers. No part of the Loan Documents (including any Guaranty or any other guaranty of the Obligations) may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing signed by the Borrowers, the Required Lenders and the Administrative Agent (or the Borrowers and the Administrative Agent with the consent of the Required Lenders), and then such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall be effective only in the specific instance and for the specific purpose for which given; provided, that in addition to the consent of the Required Lenders, no change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall:
(i)
increase any Commitment of any Lender without the written consent of such Lender;

(ii)
reduce the principal amount of any Loan, reduce the Revolving Principal Amount, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (provided, that, a determination to discontinue interest at the Default Rate, a waiver of any Default or Event of Default, or an amendment to the criteria or definitions affecting the calculation of “availability” shall not constitute a reduction of interest for this purpose);
(iii)
postpone the date fixed for any payment of any principal of, or interest on, any Loan, the Revolving Principal Amount or any fees hereunder, or reduce the amount of, waive or excuse any such payment (other than any amendment to Section 2.5(h) or any waiver of any mandatory prepayment thereunder), or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;
(iv)
change any of the provisions of this Section 15.3(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(v)
release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender;
(vi)
subordinate the Obligations to any other Indebtedness or subordinate the Liens securing the Obligations to any other Liens (except as expressly contemplated hereby), without the written consent of each Lender;
(vii)
except as expressly set forth elsewhere in this Agreement, waive any of the conditions precedent (including the waiver of any Default or Event of Default) to the making or issuance of Revolving Loans pursuant to Section 8.2 without the written consent of the Required Lenders; or
(viii)
increase the advance rates specified in the definition of “Borrowing Base”, without the written consent of the Required Lenders;

provided, further, that no such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

(c)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no Commitment of such Lender may be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).
(d)
Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.8, 3.12, 2.12 and 15.6), such Lender shall have no other commitment or other obligation hereunder, and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(e)
Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement any Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency.
(f)
Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of the Loan Documents (or has had the opportunity to be advised) and that it is not relying on any oral representations or statements by the Administrative Agent or any Lender in entering into the Loan Documents.
SECTION 15.4.
Transfers and Assignments.
(a)
Assignments by the Loan Parties. The Loan Parties may not assign or otherwise transfer any of their rights hereunder or under any other Loan Document, or the Obligations, without the Administrative Agent’s prior written consent.
(b)
Assignments by the Lenders.
(i)
No Lender may at any time sell, assign, or grant a Lien on all or any portion of its interest in the Loan Documents and the Obligations except (A) to an assignee in accordance with the provisions of Section 15.4(b)(ii), (B) by way of participation in accordance with the provisions of Section 15.4(d), or (C) by way of a pledge or assignment of a security interest subject to the restrictions of Section 15.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Any assignment creates a direct obligation of the Loan Parties to the assignee and each assignee is a “Lender” for all purposes under the Loan Documents. Further, in connection with any Lender’s sale of a participation or an assignment of any interest in the Loans, such Lender may provide to the participant or assignee any financial or other information it knows of related to the Loan Parties and the Loan Documents.
(ii)
Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans (including Loans at the time owing to it)); provided, that (A) the prior written consent of Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (B) the prior written consent of all Lenders shall be required (such consent not to be unreasonably withheld, conditioned or delayed), and (C) the parties to each assignment shall deliver to the Administrative Agent (x) a duly executed Assignment and Acceptance, (y) unless waived by the Administrative Agent, a processing and recordation fee of $3,500, and (z) such other information as the Administrative Agent may request in its sole discretion; provided, further, that no such assignment shall be made during the absence of an Event of Default to (1) any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (2) any competitor, customer or supplier of any Loan Party, (3) a natural person, or (4) a Defaulting Lender or any of its Subsidiaries.
(iii)
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iv)
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 15.4(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.12, 2.13 and 15.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.4(d).
(c)
The Administrative Agent may maintain a register to record the names and addresses of each party to a transfer under this Section, the commitments to make Advances and other Loans, and principal amounts of the Loans owing to Lender and any other Persons under the terms of the Loan Documents (the “Register”). The entries in the Register are conclusive, and the Loan Parties and Lender may treat each Person whose name is recorded in the Register as a Lender under the Loan Documents. The Register is available for inspection by the Borrowers, each Lender, or any assignee or participant at reasonable times upon reasonable prior written notice.
(d)
Participations.
(i)
Any Lender may at any time, without the consent of, or notice to, the Borrowers, but with the prior written consent of the Administrative Agent, sell participations to any Person (other (w) any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (x) any competitor, customer or supplier of any Loan Party, (y) a natural person, or (z) a Defaulting Lender or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(ii)
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and, when the consent of such Lender is required, to approve any amendment, modification or waiver of any provision of this Agreement. Subject to Section 15.4(d)(iv), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.8, 3.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.
(iii)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrowers and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iv)
A Participant shall not be entitled to receive any greater payment under Sections 3.8, 3.12, and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.12 unless the Loan Party Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.12(e) and (g) as though it were a Lender.
(e)
Pledge. Any Lender may at any time grant a Lien in all or any portion of its rights under this Agreement to secure such Lender’s obligations to any Person (including a Federal Reserve Bank and such Lender’s lender).
(f)
Notes. Borrowers must execute and deliver: (i) to the applicable Lender, the transferor, and the transferee any consent or release (of all or a portion of the obligations of the transferor) in connection with each assignment or other transfer under this Section; (ii) if a Lender’s entire interest in its commitments to make Advances and other Loans and all of its Advances and other Loans have been transferred to the transferee, a note, as may be requested; and (iii) if only a portion of a Lender’s interest has been transferred, notes to each of the transferor and the transferee, as may be requested.
SECTION 15.5.
Payment Application. The Administrative Agent has the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as the Administrative Agent determines. To the extent that any Loan Party makes a payment or the Administrative Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit that are later invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor-in-possession, receiver, custodian, or any other Person under any bankruptcy law, common law, or equitable principal, then, to that extent, the Obligations or part of the Obligations intended to be satisfied is revived and continue as if the payment or proceeds had not been received by the Administrative Agent or such Lender, as applicable.
SECTION 15.6.
Expenses; Indemnity.
(a)
Borrowers shall pay all Expenses promptly upon request. For the avoidance of doubt, and without limiting the foregoing, the Borrowers shall pay (i) all Expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent and its Affiliates, in connection with the negotiation, preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document or any amendment, modification or waiver thereof shall be consummated), including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent and its Affiliates; (ii) all Expenses of the Administrative Agent and its Affiliates relating to administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Administrative Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (iii) subject to the limits of Section 4.10, all Expenses of the Administrative Agent and its Affiliates related to any examination or appraisal that is in accordance with the terms of this Agreement with respect to any Loan Party or Collateral by the Administrative Agent’s personnel or a third party; and (iv) all Expenses (including the reasonable fees, charges and disbursements of one outside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such Expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)
Each Loan Party indemnifies the Administrative Agent, each Lender, and each of their respective Affiliates and their and their respective Affiliates’ respective officers, directors, attorneys, representatives, employees, advisors, and agents (each an “Indemnified Person”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, Expenses, and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements of outside counsel) that may be imposed on, incurred by, or asserted against the Administrative Agent or any Lender in any litigation, proceeding, or investigation with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Loan Documents, whether or not the Administrative Agent or such Lender is a party to the Loan Documents (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. The Loan Parties must pay all Expenses when due. The Loan Parties’ obligation to pay the Expenses and all of the reimbursement and indemnification obligations provided for in the Loan Documents are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations.
(c)
To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, under subsection (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or outstanding Revolving Loans, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
SECTION 15.7.
Notice. Any notice or request may be given to the Loan Party Representative (individually or on behalf of each Loan Party) or to the Administrative Agent or any Lender at their respective addresses stated below (or at such other address as may be specified in a notice designated as a notice of change of address under this Section). Any notice, request, demand, direction, or other communication (for purposes of this Section only, a “Notice”) to be given to or made on any party under any provision of the Loan Documents must be given or made in writing (which includes by means of electronic transmission (i.e., “email”) or facsimile transmission). Any Notice must be delivered to the applicable parties at the addresses and numbers set forth under their respective names in this Section or in accordance with any later unrevoked Notice from any party that is given in accordance with this Section.

Any notice given to the Loan Party Representative is treated as having been given to each other Loan Party. Any Notice is effective:
(a)
In the case of hand-delivery, when delivered.
(b)
If given by mail, four (4) days after the Notice is deposited into the U.S. mail, certified or registered, with return receipt requested.
(c)
In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine number if the sending party receives a delivery confirmation from its own facsimile machine.
(d)
In the case of other electronic transmission, when sent.
(e)
If given by a nationally recognized overnight courier, on the next Business Day.

As of the Closing Date, the applicable parties’ addresses and numbers are as follows:

(A)	If to the Administrative Agent at:	ABL OPCO LLC, 6801 Gaylord Pkwy. Suite 202 Frisco, TX 75034 Attention: Greg Gentry, Managing Director Telephone: 469-581-7329 Email: greg.gentry@mountainridgecap.com
With a copy to (which is not notice): With a copy to (which is not notice):

Dorsey & Whitney

200 Crescent Court, Suite 1600

Dallas, TX 75201

Attention: Jamie Whatley

Telephone: 214-981-9912

Email: whatley.jamie@dorsey.com

ABL OPCO LLC,

405 Lexington Avenue, 59th Floor

New York, NY 10174

Attention: Craig Winslow, Chief Credit Officer

Telephone: 203-644-3368

Email: craig.winslow@mountainridgecap.com

(B)	If to Loan Party Representative at:	Danimer Scientific, Inc. 140 Industrial Blvd. Bainbridge, GA 39817 Attention: Chief Financial Officer Email: mhajost@danimer.com
	With a copy to (which is not notice):	Kane Kessler, P.C. 600 Third Avenue, 35th Floor New York, NY 10016 Attention: Robert L. Lawrence, Esq.

Email: rlawrence@kanekessler.com
(C)	If to any Lender at:	The “Address for Notices” set forth for such Lender on its respective signature page to this Agreement or the Assignment and Acceptance executed by such Lender
SECTION 15.8.
Survival. Each of the following shall survive the termination of the Loan Documents and payment in full of the Obligations: (a) all reimbursement and indemnification obligations in the Loan Documents, (b) the Loan Parties’ obligations under Sections 2.8, 3.1, 3.7, 3.8, 3.11, 3.12 and 15.6, and (c) each of the other terms herein or in any other Loan Document that expressly survive the termination of the Loan Documents and payment in full of the Obligations.
SECTION 15.9.
Severability. If any part of the Loan Documents is found for any reason to be unenforceable, all other parts nevertheless remain enforceable.
SECTION 15.10.
Consequential Damages. Under no circumstances is the Administrative Agent, its Affiliates, its agents, or its attorneys, or any Lender, its Affiliates, its agents, or its attorneys liable to any Loan Party for any special, incidental, consequential (including, without limitation, to the fullest extent permitted by applicable law, lost profits (whether constituting, under applicable law, actual or consequential damages)), or punitive damages (including those arising from any breach of contract, tort, or other wrong relating to the Obligations, the Loan Documents, the Collateral, or any agreement between the Administrative Agent or any Lender and any one or more of the Loan Parties).
SECTION 15.11.
Counterparts and Electronic Signatures. The Loan Documents may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile or email transmission is treated as an original signature.
SECTION 15.12.
Construction. Each party and its counsel have reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities are resolved against the drafting party does not apply in interpreting this Agreement, any other Loan Document, or any amendments, schedules, or exhibits to this Agreement and the other Loan Documents.
SECTION 15.13.
Confidentiality and Sharing Information.
(a)
The Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Loan Party Representative is given written notice of such request to the extent not legally prohibited, and is afforded an opportunity to object to such disclosure at its sole cost, (iii) to the extent requested by any examiner, regulatory agency or authority in the ordinary course of its regulatory power and not targeting any Loan Party, provided that such Person is advised of the confidential nature of such information and agrees to keep it confidential, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent or any Lender, or any Related Party of the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 15.14(a), to any actual or prospective assignee or participant, or (vii) with the consent of Loan Party Representative. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information, but in any event, no less than a reasonable degree of care.
(b)
The Administrative Agent and its Affiliates may offer to the Loan Parties and their Affiliates financial, advisory, investment banking, and other services. Each Loan Party authorizes the Administrative Agent to share with its Affiliates any information related to each Loan Party and its Affiliates; provided that any such Affiliate of the Administrative Agent agrees to be bound by the confidentiality provisions of this Agreement and the Administrative Agent shall be responsible for the breach of such confidentiality provisions by any Affiliate of the Administrative Agent. This authorization survives the payment and performance of the Obligations and the termination of the Loan Documents.
SECTION 15.14.
USA Patriot Act. The Administrative Agent and each Lender hereby notifies each Credit Party that, (a) pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow the Administrative Agent or such Lender to identify such Credit Party in accordance with the USA Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.
SECTION 15.15.
Creditor-Debtor Relationship. The relationship between the Administrative Agent and/or the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. None of the Administrative Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Administrative Agent and/or any Lender and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and/or the Lenders and any Affiliate thereof, are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and/or the Lenders and, as applicable, their respective Affiliates, on the other hand, (ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender, and their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, each Lender or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
SECTION 15.16.
Publicity. Notwithstanding anything to the contrary set forth herein, each Loan Party and each Lender party hereto authorizes the Administrative Agent to publicly announce the financial arrangements entered into among the Loan Parties, the Administrative Agent and the Lenders (including announcements that are commonly known as tombstones) in any form and media the Administrative Agent determines; provided, however, that prior to any such announcement, Administrative Agent shall provide the disclosure in question to the Loan Party Representative in writing for approval, which approval shall not be unreasonably withheld, conditioned or delayed.
SECTION 15.17.
Conflict. If there is any conflict, inconsistency, or discrepancy between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions giving the Administrative Agent and/or any Lender greater rights or remedies (as determined by the Administrative Agent) govern to the maximum extent not prohibited by applicable law (it being understood that the purpose of this Agreement and any Loan Document is to add to, and not to limit, detract, or derogate from, diminish, or otherwise impair or reduce the rights granted to the Administrative Agent or any Lender in this Agreement or the Loan Documents). For greater certainty, where the provisions of this Agreement and the provisions of the other Loan Documents deal with the same subject matter but are not identical, no conflict between the documents will exist or be deemed to exist unless observing or complying with the provisions of one document will cause a default under the provisions of the other document.
SECTION 15.18.
FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 15.19.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,
(ii)
the transaction exemption set forth in one or more prohibited transaction class exemptions issued by the U.S. Department of Labor (as any such exemption may be amended from time to time, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that:
(i)
none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)
no fee or other compensation is being paid directly to the Administrative Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)
The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 15.20.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 15.21.
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender or any other Secured Party, or any Person who has received funds on behalf of a Lender or any other Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds

Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding paragraph (a), each Lender, each Secured Party, or any other Person who has received funds on behalf of a Lender or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 15.22(b).
(c)
Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party from any source, against any amount due to the Administrative Agent under clause (a), above, or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a), above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Loan Party Representative or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 15.22 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the payment in full of the Obligations.

ARTICLE XVI.

THE ADMINISTRATIVE AGENT.
SECTION 16.1.
Appointment of the Administrative Agent. Each Lender irrevocably appoints ABL OPCO LLC, a Delaware limited liability company, or its successors and assigns as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, or sub-servicers appointed by the Administrative Agent. The Administrative Agent and any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, or sub-servicer may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article XVI shall apply to any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, sub-servicer or Related Party and shall apply to their respective activities in connection with this Agreement and the other Loan Documents, as well as activities as the Administrative Agent.

SECTION 16.2.
Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 15.3; provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Proceeding or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Proceeding; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents, its nominee agents, its nominee lienholders, its attorneys-in-fact, its servicers, its sub-servicers or its Related Parties in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties; provided that this sentence is intended solely for the benefit of the Administrative Agent, and any such party shall be responsible for its negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or an “Event of Default” hereunder) is given to the Administrative Agent by the Loan Party Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VIII or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties) concerning all matters pertaining to such duties.
SECTION 16.3.
Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

SECTION 16.4.
Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
SECTION 16.5.
Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
SECTION 16.6.
The Administrative Agent in its Individual Capacity. The financial institution serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender, if applicable, as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders” and “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity, if applicable. The financial institution acting as the Administrative Agent and its Affiliates may accept deposits from (if applicable), lend money to, and generally engage in any kind of business with, any Loan Party or any Subsidiary or Affiliate of any Loan Party as if it were not the Administrative Agent hereunder.
SECTION 16.7.
Successor Administrative Agent.
(a)
The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Loan Party Representative. Upon any such resignation, the retiring Administrative Agent shall appoint a successor Administrative Agent.
(b)
The Administrative Agent may at any time assign all or a portion of its rights and obligations (in its capacity as Administrative Agent) to a successor Administrative Agent selected by such assigning Administrative Agent by giving notice thereof to the Lenders and (solely if such successor Administrative Agent is not an Affiliate or Approved Fund of such assigning Administrative Agent), the Loan Party Representative.
(c)
Upon the acceptance of its appointment as the Administrative Agent hereunder or its assignment of any rights and obligations of the assigning Administrative Agent hereunder, in each case, by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring or assigning Administrative Agent, and the retiring or assigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring or assigning Administrative Agent’s resignation hereunder, the provisions of this Article XVI shall continue in effect for the benefit of such retiring or assigning Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as, or exercising such assigned rights or obligations of, the Administrative Agent.

SECTION 16.8.
Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
SECTION 16.9.
The Administrative Agent May File Proofs of Claim.
(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 15.6) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 15.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 16.10.
Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including any subordination agreements and intercreditor agreements) other than this Agreement.
SECTION 16.11.
Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) upon such property being sold or disposed of in a manner permitted by the Loan Documents, (iii) in any property in which the Borrowers did not own any interest at the time such Lien was granted nor at any time thereafter, and (iv) if approved, authorized, or ratified in writing in accordance with Section 15.3; and
(b)
to release (or limit the liability of) any Loan Party from its obligations under the applicable Loan Documents (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) in connection with a merger, liquidation, dissolution or sale of such Loan Party expressly permitted by the Loan Documents, and (iii) if approved, authorized, or ratified in writing in accordance with Section 15.3.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Lien in particular types or items of property, or to release any Loan Party from its obligations under the applicable Loan Documents pursuant to this Section 16.11. In each case as specified in this Section 16.11, the Administrative Agent is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Loan Documents, or to release such Loan Party from its obligations under the applicable Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 16.11.

SECTION 16.12.
Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other disposition.
SECTION 16.13.
Liens. The Liens on the Collateral and the rights and obligations of Administrative Agent with respect thereto shall be subject to the terms and conditions of the Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

The Loan Parties and Lender entered into this Agreement on the Closing Date.

BORROWERS:

DANIMER SCIENTIFIC, INC.,
a Delaware corporation
as a Borrower and as Loan Party Representative

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Chief Financial Officer

MERIDIAN HOLDINGS GROUP, INC.,
a Delaware corporation
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

DANIMER SCIENTIFIC HOLDINGS, LLC,
a Delaware limited liability company
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

MEREDIAN, INC.,
a Georgia corporation
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

DANIMER SCIENTIFIC, L.L.C.,
a Georgia limited liability company
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Credit and Security Agreement Signature Page]

DANIMER BIOPLASTICS, INC.,
a Georgia corporation
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

DANIMER SCIENTIFIC KENTUCKY, INC.,
a Delaware corporation
as a Borrower

By: /s/ Michael A. Hajost
Name: Michael A. Hajost
Title: Treasurer

[Credit and Security Agreement Signature Page]

ADMINISTRATIVE AGENT:

ABL OPCO LLC, a Delaware limited liability company

By: /s/ Greg Gentry
Name: Greg Gentry
Title: Managing Director

LENDERS:

ABL OPCO LLC, a Delaware limited
liability company d/b/a Mountain Ridge Capital

By: /s/ Greg Gentry
Name: Greg Gentry
Title: Managing Director

[Credit and Security Agreement Signature Page]